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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Zynga Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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2017

STOCKHOLDERS
PROXY

Notice of Annual Meeting of Stockholders & Proxy Statement

May 1, 2017 at 11:00 am • 699 8th Street • San Francisco, CA • 94103

zynga

notice of 2017 annual meeting of stockholders

We are pleased to invite you to join our Board of Directors and senior leadership at Zynga’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  We look forward to seeing you at the meeting.

date	time	place
May 1, 2017	11:00 a.m. Pacific Time	Zynga Headquarters
699 8th Street
San Francisco, CA 94103

items of business
1. Elect as directors the eight nominees named in the attached proxy statement.
2. Approve, on an advisory basis, the compensation of our executive compensation.
3. Indicate, on an advisory basis, the preferred frequency of stockholder advisory votes to approve our executive compensation.
4. Ratify the appointment of Ernst & Young as Zynga’s independent registered public accounting firm for 2017.
5. Conduct any other business properly brought before the Annual Meeting.

record date

Holders of record of our Class A common stock, Class B common stock, and Class C common stock as of the close of business on March 10, 2017 will be entitled to notice of, and to vote at, the Annual Meeting.

Proof of share ownership as of the record date will be required to enter the Annual Meeting.

By Order of the Board of Directors, Devang Shah General Counsel, Secretary, and Senior Vice President San Francisco, California March 21, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 1, 2017: The proxy statement and Zynga’s Annual Report on Form 10-K for 2016 are available electronically at http://investor.zynga.com/annual-proxy.cfm.

We are making the proxy statement and the form of proxy first available on or about March 21, 2017.

Make your vote count.  Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote over the Internet or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.  Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option.

Please note that if your shares are held by a broker and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from your broker.

zynga	2017 proxy statement	1

2017 proxy statement

general information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Zynga Inc. (“Zynga” or “we”), for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held at 11:00 a.m., Pacific Time, on May 1, 2017 at Zynga’s headquarters located at 699 8th Street, San Francisco, CA 94103.

Only stockholders of record as the close of business on March 10, 2017, the record date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the Annual Meeting.  We are making the proxy statement and the form of proxy first available on or about March 21, 2017.

questions and answers about these proxy materials and voting

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

Will I receive any other proxy materials by mail?

No, we will not be sending any additional proxy materials by mail unless you request such materials.

How can I access the proxy materials over the Internet?

The Notice and proxy card or voting instruction card will contain instructions on how to view the proxy materials on the Internet, vote your shares on the Internet, and request electronic delivery of future proxy materials. An electronic copy of this proxy statement and the Annual Report on Form 10-K for 2016 (the “2016 Annual Report”) are available at http://investor.zynga.com/annual-proxy.cfm.

How do I attend the Annual Meeting?

The Annual Meeting will be held on May 1, 2017 at 11:00 a.m., Pacific Time, at Zynga’s headquarters, located at 699 8th Street, San Francisco, CA 94103. Directions to the Annual Meeting may be found at http://investor.zynga.com/events.cfm. Only stockholders of record as of March 10, 2017 are entitled to attend the Annual Meeting. If you are not a stockholder of record but hold shares in “street name” through a brokerage firm, bank, dealer or other similar organization, trustee, or nominee (generally referred to in this proxy statement as a “broker”) you will need to provide proof of beneficial ownership as of March 10, 2017. Please note that if you intend to vote your shares at the Annual Meeting you must request and obtain a valid proxy from your broker. You should also be prepared to present a valid, government issued photo identification for admittance. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you were a stockholder of record as the close of business on March 10, 2017, the record date for the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name.  You are a stockholder of record if your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, at the close of business on March 10, 2017. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted. See page 3 for detailed instructions on how to vote your shares.

Beneficial Owner: Shares Registered in the Name of Broker.  If your shares were held, not in your name, but rather in an account at a broker at the close of business on March 10, 2017, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by your broker. The broker holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you will need to provide proof of beneficial ownership as of March 10, 2017, such as the Notice or voting instruction you received from your broker, to be admitted to the Annual Meeting. You may also bring your brokerage statement reflecting your ownership of shares as of March 10, 2017. Please note that you will not be able to vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker.

zynga	2017 proxy statement	2

What am I voting on and how does the Board recommend that I vote?

Proposal	Recommendation	Reasons for Recommendation
1. Election of directors	✓ For All Nominees

The Board and the Nominating and Corporate Governance Committee believe the eight nominees possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on Zynga’s long-term strategy.

2. Advisory vote to approve executive compensation	✓ For

The Board and the Compensation Committee believe that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

3. Advisory indication of the preferred frequency of the stockholder advisory votes to approve executive compensation	✓ For “1 Year”

The Board and the Compensation Committee believe that holding an advisory vote to approve executive compensation every year is advisable for a number of reasons, including the following:  (i) an annual advisory vote enables our stockholders to provide Zynga with input regarding the compensation of our named executive officers on a timely basis; and (ii) an annual advisory vote on compensation of our named executive officers is consistent with our goal to seek input from, and engage in discussion with, our stockholders on corporate governance matters and our compensation philosophy, policies and practices for our named executive officers.

4. Ratification of appointment of Ernst & Young LLP (“Ernst & Young”) as independent registered public accounting firm for 2017	✓ For	Based on the Audit Committee’s assessment of Ernst & Young’s qualifications and performance, it believes their retention for 2017 is in the best interests of Zynga.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of each person named as a proxy holder in the proxy card to vote on those matters in accordance with his best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. Voting procedures based on how your shares are held are described below.

 Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote through the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Eastern Time, on April 30, 2017 to be counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as directed by your proxy card.

Beneficial Owner: Shares Registered in the Name of Broker.  If you are a beneficial owner of shares registered in the name of your broker, you should have received a Notice containing voting instructions from your broker rather than from us. Please follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker. Follow the instructions included with the Notice, or contact your broker to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of the record date, each holder of shares of Class B common stock is entitled to seven votes for each share of Class B common stock held as of the record date, and each holder of shares of Class C common stock is entitled to 70 votes for each share of Class C common stock held as of the record date. The Class A common stock, Class B common stock, and Class C common stock are voting as a single class on all matters described in this proxy statement for which your vote is being solicited.

zynga	2017 proxy statement	3

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

Proposal	How Voted?
1. Election of directors	✓ For All Nominees
2. Advisory vote to approve executive compensation	✓ For
3. Advisory indication of the preferred frequency of the stockholder advisory votes to approve executive compensation	✓ For “1 Year”
4. Ratification of appointment of Ernst & Young as Zynga’s independent registered public accounting firm for 2017	✓ For

If any other matter is properly presented at the Annual Meeting, Mr. Gibeau or Mr. Bromberg (the individuals named on your proxy card as proxy holders) will vote your shares in accordance with his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy before the final vote in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy through the Internet.
•	You may send a timely written notice that you are revoking your proxy to:

Office of the Corporate Secretary
c/o Legal Department
Zynga Inc.
699 8th Street
San Francisco, CA 94103

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet proxy is the one that is counted.

Note that if your shares are held by your broker, you should follow the instructions provided by your broker.

When are stockholder proposals for next year’s annual meeting due?

If the proposal is to be included in the 2018 Proxy Statement	If the Proposal is not to be Included in the 2018 Proxy Statement but Still Considered at the 2018 Annual Meeting
November 21, 2017	No earlier than January 1, 2018 and no later than January 31, 2018

Proposals must be received in writing at:

Office of the Corporate Secretary

c/o Legal Department

Zynga Inc.

699 8th Street

San Francisco, CA 94103

If we hold the 2018 annual meeting of stockholders more than 30 days before or after May 1, 2018 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadlines by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any other means reasonably determined to inform our stockholders.

We advise you to review our bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our bylaws were filed with the SEC as exhibit 3.1 to the Current Report on Form 8-K, filed by Zynga on March 1, 2016, and can be viewed by visiting our investor relations website at http://investor.zynga.com/governance.cfm. You may also obtain a copy by writing to:

Office of the Corporate Secretary
c/o Legal Department
Zynga Inc.
699 8th Street
San Francisco, CA 94103

zynga	2017 proxy statement	4

Stockholder proposals not submitted pursuant to our bylaws must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Zynga-sponsored proxy materials.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions count as votes “Against” a proposal other than director elections for purposes of determining whether a proposal has passed. Broker non-votes and “Withhold” votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

If you hold shares beneficially in “street name” and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  Matters on which a broker is not permitted to vote without instructions from the beneficial owner are referred to as “non-routine” matters. Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business.

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker by the deadline provided in the materials you receive from your broker. If you do not provide voting instructions to your broker, your broker will only have discretion to vote your shares on "routine" matters.

If you hold your shares in “street name” through a broker, it is critical that you cast your vote if you want it to count in the election of our directors (Proposal 1), the advisory vote on compensation of our named executive officers (Proposal 2) or the advisory indication of the preferred frequency of stockholder advisory votes to approve our executive compensation (Proposal 3). If you hold your shares in “street name” and you do not instruct your broker how to vote in the election of our directors, the advisory vote on compensation of our named executive officers, or the advisory indication of the preferred frequency of stockholder advisory votes to approve our executive compensation, no votes will be cast on your behalf.

“Non-Routine” Matters	“Routine” Matters
1. Election of our directors (Proposal 1)	4. Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2017 (Proposal 4)
2. The vote, on an advisory basis, on the compensation of our named executive officers (Proposal 2)
3. The indication, on an advisory basis, on the preferred frequency of stockholder advisory votes to approve our executive compensation (Proposal 3)

How many votes are needed to approve each proposal?

Proposal	Votes Needed	Broker Non-Votes	Abstentions
1. Election of directors	The eight nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.	No effect	Not applicable
2. Advisory vote to approve executive compensation	“For” votes representing a majority of the voting power of the shares either present in person or represented by proxy and entitled to vote.	No effect	Count as votes “Against”
3. Advisory indication of the preferred frequency of stockholder advisory votes to approve our executive compensation	A majority of the voting power of the shares either present in person or represented by proxy and entitled to vote.	No effect	Count as votes for none of the frequency options
4. Ratification of appointment of Ernst & Young as independent registered public accounting firm for 2017	“For” votes representing a majority of the voting power of the shares either present in person or represented by proxy and entitled to vote.	May be voted at the discretion of the broker	Count as votes “Against”

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the shares of Class A common stock, Class B common stock, and Class C common stock (voting together as a single class) entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 777,502,809 shares of Class A common stock (with one vote per share), 70,182,521 shares of Class B common stock (with seven votes per share), and 20,517,472 shares of Class C common stock (with 70 votes per share) outstanding and entitled to vote. As such, the holders of shares representing an aggregate of 1,352,501,749 votes must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Board or the holders of a majority of the voting power of the shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be counted toward the quorum.

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How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What if my question isn’t listed here?

If you question wasn’t listed here, please contact our investor relations department as follows:

Investor Relations Department Zynga Inc. 699 8th Street San Francisco, CA 94103	http://investor.zynga.com/contactUs.cfm?mode=ShowForm	(855) 449-9642 ext. 2

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proposal 1 — election of directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE

The Board currently has ten members, Mark Pincus, Frank Gibeau, L. John Doerr, Dr. Regina E. Dugan, William “Bing” Gordon, Ellen F. Siminoff, Louis J. Lavigne, Jr., Sunil Paul, Carol G. Mills and Janice M. Roberts.  On March 16, 2017, the Board nominated the current directors for reelection, other than Mr. Doerr following discussions with him about his considering not standing for reelection at the Annual Meeting.  On the same date, Mr. Paul indicated his intention to not stand as a nominee for re-election. Both Mr. Doerr and Mr. Paul will continue to serve on the Board until the Annual Meeting. We wholeheartedly thank each of Mr. Doerr and Mr. Paul for his years of service and his support of Zynga.

Each nominee has agreed to serve if elected. Zynga’s management has no reason to believe that any nominee will be unable to serve. Each elected director will hold office until the 2018 annual meeting of stockholders and until his or her successor is elected, or, if sooner, until his or her death, resignation, or removal.

If any nominee becomes unavailable for election as a result of an unexpected occurrence or for “good cause” will not serve, your shares may be voted for the election of a substitute nominee proposed by us. The proxies being solicited will be voted for no more than eight nominees at the Annual Meeting.

nominees

The following pages contain a brief biography of each nominee and a discussion of the relevant experiences, qualifications, attributes, or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to recommend that person as a nominee for director.

All of our nominees have high-level managerial experience in complex organizations or are accustomed to dealing with complex problems. We believe all of our nominees for director are individuals of high character and integrity, are able to work well with others, and have sufficient time to devote to our affairs.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes, or skills of each director or director nominee that led the Board and the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Board and the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

mark pincus

Director since: 2007 Age: 51 Current Committees: Product

Mark Pincus is our founder and Executive Chairman of the Board. He has served as our Chairman from April 2007 to March 2016 and our Executive Chairman since March 2016. He previously served as Chief Executive Officer from April 2007 to July 2013 and from April 2015 to March 2016, and as Chief Product Officer from April 2007 to April 2014. In 2014, he founded superlabs, a San Francisco-based product lab focused on developing products that connect and empower people, which was acquired by Zynga in 2015. From 2003 to 2007, Mr. Pincus served as Chief Executive Officer and Chairman of Tribe.net, a company he launched and one of the first social networks in the industry. From 1997 to 2000, he served as Chairman of Support.com, Inc. (NASDAQ: SPRT), a help desk automation software company he founded, and he served as its Chief Executive Officer and President from December 1997 to July 1999. From 1996 to 1997, he served as Chief Executive Officer of FreeLoader, Inc., a web-based news company he co-founded.

Mr. Pincus also made founding investments in Napster, Twitter (NYSE:  TWTR) ,and Facebook (NASDAQ: FB).

Mr. Pincus graduated summa cum laude from University of Pennsylvania’s Wharton School of Business and earned an MBA from Harvard Business School.  He is an angel investor in multiple Silicon Valley startups and regularly gives lectures to aspiring entrepreneurs.

Qualifications

Mr. Pincus was selected to serve on the Board because he founded Zynga and because of his unique perspective and experience as our current Executive Chairman, our former Chief Executive Officer and our former Chief Product Officer, as well as his extensive experience in the social media and Internet industry.

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frank gibeau

Director since: 2015 Age: 48 Current Committees: None

Frank Gibeau is currently our Chief Executive Officer, a position he was appointed to on March 7, 2016.  Mr. Gibeau is a mobile, PC, and console gaming industry veteran, with more than 25 years of experience in interactive entertainment. Mr. Gibeau spent more than two decades at Electronic Arts, Inc. (“EA”), where he held a number of influential business and product leadership roles. Most recently he served as the Executive Vice President of EA Mobile from October 2013 to May 2015, where he led strategy, product development and publishing for EA’s fast-growing mobile games business. In that role, Mr. Gibeau managed EA's portfolio of popular mobile franchises including The Simpsons: Tapped Out, Plants vs. Zombies, Real Racing, Bejeweled, Star Wars, Minions, SimCity, EA SPORTS, and The Sims. He also spearheaded the creation of new mobile intellectual property and platform technology, as well as EA's Chillingo publishing operation.

Prior to that, Mr. Gibeau was President of EA Labels from 2011 to 2013, where he oversaw IP development, worldwide product management, and marketing for major console and PC properties including Battlefield, FIFA, Madden NFL, Need for Speed, SimCity, Star Wars: The Old Republic, Mass Effect, Dragon Age, and The Sims. He also spent four years as the President of the EA Games label, where he was responsible for a business turnaround that resulted in increased product quality, on time game delivery, and dramatically reduced costs. Before that, Mr. Gibeau acted as EA's Executive Vice President and General Manager of the Americas, where he was directly responsible for a publishing operation that accounted for more than $1.5 billion of EA's annual revenue. While at EA, Mr. Gibeau also served as Executive Producer of the major motion picture “Need For Speed,” which was released in 2014.

Mr. Gibeau is currently a director of Graphiq, a data visualization company, and the Vice Chairman of the Corporate Advisory Board for the Marshall School of Business at the University of Southern California.  He previously served on the board of directors of Cooliris, an internet technology company, from 2009 to 2014.

Mr. Gibeau received a Bachelor of Science in Business Administration from the University of Southern California and a Masters of Business Administration from Santa Clara University.

Qualifications

Mr. Gibeau was selected to serve on the Board due to his leadership and extensive knowledge and experience with the mobile, PC and console gaming industries.  In addition, as our Chief Executive Officer, Mr. Gibeau has a unique perspective and provides key insight and advice in the Board’s consideration and oversight of corporate strategy and management development.

dr. regina e. dugan

Director since: 2014 Age: 54 Current Committees: Nominating and Corporate Governance (Chair), Product Independent

Dr. Regina E. Dugan is the VP of Engineering at Facebook, a position she has held since May 2016.  In this position, she leads Facebook’s “building8” hardware product development and R&D organization. Dr. Dugan also currently serves on the board of directors of Varian Medical Systems, Inc. (NYSE: VAR), a manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, and brachytherapy. Prior to joining Facebook, Dr. Dugan served as VP of Engineering, Advanced Technology and Projects at Google, Inc. (NASDAQ: GOOG, GOOGL) from February 2014 until she began at Facebook; Senior Vice President of Advanced Technology and Projects at the then Google owned Motorola Mobility, a telecommunications equipment company, from March 2012 to February 2014; and director of the Defense Advanced Research Projects Agency, the principal agency within the U.S. Department of Defense for research, development, and demonstration of high-risk, high-payoff capability for the future combat force, from July 2009 to March 2012. Prior to that, she held several executive positions, including co-founder, President, and CEO at RedXDefense LLC, a security solutions company, from 2005 to 2009, and co-founder, President, and CEO at Dugan Ventures, an investment firm where she continues to serve as a non-voting partner, from 2001 to 2009.

Dr. Dugan is an inventor or co-inventor on several patents and holds a Ph.D. in Mechanical Engineering from the California Institute of Technology.

Qualifications Dr. Dugan was selected to serve on the Board for her leadership in innovation and technology development and her ability to inspire teams to reimagine technology and processes.

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william “bing” gordon

Director since: 2008 Age: 67 Current Committees: Product (Chair)

Bing Gordon has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since June 2008. Mr. Gordon co-founded EA and served as its Executive Vice President and Chief Creative Officer from March 1998 to May 2008. Mr. Gordon serves on the boards of directors of N3twork, a media sharing company; Airtime Media Inc., a messaging company, and Zazzle Inc., a web-based custom products company. Mr. Gordon served on the board of directors of Amazon.com, Inc. (NASDAQ: AMZN), an internet retail company, from 2003  until 2017, when he stepped down in order to provide consulting services to Amazon.com, Inc.  He was also a founding director at ngmoco, LLC (acquired by DeNA Co. Ltd. in 2010) and Audible, Inc. (acquired by Amazon.com, Inc. in 2008). Mr. Gordon was awarded the Academy of Interactive Arts & Sciences’ Lifetime Achievement Award in 2011 and held the game industry’s first endowed chair in game design at the University of Southern California School of Cinematic Arts.

He earned an M.B.A. from the Stanford Graduate School of Business and a B.A. from Yale University, where he serves on the President’s Council.

Qualifications

Mr. Gordon was selected to serve on the Board due to his leadership and entrepreneurial experience as a senior executive of EA, a company he co-founded and through which he gained experience with emerging technologies and consumer-focused product development and marketing issues, as well as his experience as a venture capitalist investing in and guiding technology companies.

ellen f. siminoff

Director since: 2012 Age: 49 Current Committees: Audit, Nominating and Corporate Governance Independent

Ellen F. Siminoff is President and CEO of Shmoop University, Inc., an educational publishing company. From February 2004 to February 2008, Mrs. Siminoff served as the President and Chief Executive Officer of Efficient Frontier, Inc., a provider of paid search engine marketing solutions, and she served as chairman of its board of directors from February 2008 to September 2009. Prior to that, from 1996 to 2002, Mrs. Siminoff served in various capacities at Yahoo! Inc. (NASDAQ: YHOO), an internet company, including as Senior Vice President of Entertainment and Small Business, Senior Vice President of Corporate Development, and Vice President, Business Development and Planning. Mrs. Siminoff also served on the board of directors of SolarWinds, Inc. until it was taken private in 2016, and served on the boards of directors of Glu Mobile Inc. (NASDAQ: GLUU) from June 2008 through the end of her term in June 2011, Journal Communications, Inc. (NYSE: JRN) from 2007 through the end of her term in May 2013, and US Auto Parts Network, Inc. (NASDAQ: PRTS) from 2006 through the end of her term in July 2013. She has also served on the boards of private companies, including Mozilla Corporation, a software company.

Mrs. Siminoff holds an M.B.A. from the Stanford Graduate School of Business and an A.B. degree in Economics from Princeton University.

Qualifications

Mrs. Siminoff was selected to serve on the Board due to her breadth of experience in emerging growth and technology companies, experience as a director of several public companies, and success in a variety of industries.

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louis j. lavigne, jr.

Director since: 2015 Age: 68 Current Committees: Audit (Chair), Compensation Independent Lead Independent Director Elect

Louis J. Lavigne, Jr. has been a Managing Director of Lavrite, LLC, a management consulting firm specializing in the areas of corporate finance, accounting, growth strategy and management, since 2005.  Mr. Lavigne has also served as a board member for several public and private companies and institutions. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc. (NYSE: DNA), a biotech company, namely, Executive Vice President and Chief Financial Officer from 1997 to 2005; Senior Vice President and Chief Financial Officer from 1994 to 1997; Vice President and Chief Financial Officer from 1988 to 1994; Vice President from 1986 to 1988; and Controller from 1983 to 1986. Mr. Lavigne was named the Best CFO in Biotech in 2005 in the Institutional Investor Survey, and in June, 2006, he received the Bay Area CFO of the Year-Hall of Fame Lifetime Achievement Award. He also currently serves as a member of the board of directors and chair of the audit committee of Depomed, Inc. (NASDAQ: DEPO), a specialty pharmaceutical company, since July 2013, a director, chair of the audit committee, member of the compensation committee, and member of the mergers and acquisitions committee, of DocuSign Inc., a private eSignature transaction management company, since July 2013, a director and chair of the audit committee of NovoCure Limited (NASDAQ: NVCR), a commercial stage oncology company, since January 2013, and as chairman of the board of directors and chairperson of the compensation committee of Accuray Incorporated (NASDAQ: ARAY), a radiation oncology company, since September 2009. He is also a member of the board of directors of Rodan + Fields, LLC since June 2015 and a member of the board of directors, and chairman of the audit committee, of Puppet Labs, Inc. since December 2015.  Within the last five years, Mr. Lavigne also served on the board of directors, the audit committee, and the science and technology committee, of Allergan, Inc. (NYSE: AGN), a technology-driven, global health care company that provides specialty pharmaceutical products worldwide, from 2005 to 2015; as a director and chair of the audit committee of SafeNet, Inc., a private information security company, from 2010 to 2015; and as a director and chair of the audit committee of BMC Software, Inc. (NASDAQ: BMC), an enterprise systems software vendor, from 2004 to 2007 and from 2008 to 2013, when it was acquired by a private investor group. Mr. Lavigne serves as a board member and chairman of the UCSF Benioff Children’s Hospitals and the UCSF Children’s Hospitals Foundation where he is also a member of the audit and finance committees.

Mr. Lavigne holds a B.S. in Finance from Babson College and an M.B.A. from Temple University.

Qualifications

Mr. Lavigne was selected to serve on the Board due to his extensive experience in business operations and management, strategy, finance, accounting, and public company governance as a former Chief Financial Officer of a large, complex publicly traded company and a current and former board leader for several public company boards and audit committees.

carol g. mills

Director since: 2016 Age: 63 Current Committees: Audit, Compensation, Special Litigation Independent

Carol G. Mills has served as the chair of the board of directors of Xactly Corporation (NYSE:  XTLY) since February 2010 and as a non-executive director of RELX Group (NYSE: RELX) since April 2016. Ms. Mills has been an independent consultant since February 2006.  Ms. Mills has been a member of the board of directors of numerous public companies: Alaska Communications Systems Group, Inc. (NASDAQ:  ALSK), a provider of broadband solutions, from 2013-15, Ingram Micro Inc. (NYSE:  IM), an electronics company and information technology distributor, from 2014-16, Adobe Systems Incorporated (NASDAQ:  ADBE) from 1998 to 2011, Blue Coat Systems, Inc. from 2009 to 2012, and Tekelec from 2007 to 2012.  Prior to her board service, she spent more than 30 years in top level operating positions at Hewlett-Packard, Juniper Networks, and Acta Technology.

Ms. Mills holds a B.A. in Economics from Smith College and an M.B.A. from Harvard University.

Qualifications

Ms. Mills was selected to serve on the Board due to her many years as an operating executive and her substantial corporate governance, operational, and financial experience gained from serving on the boards of directors of several public companies.

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janice m. roberts

Director since: 2016 Age: 61 Current Committees: Compensation (Chair), Nominating and Corporate Governance, Special Litigation Independent

Janice M. Roberts is an experienced global technology executive and venture capitalist based in Silicon Valley, where her board experience spans public, private, and nonprofit organizations. She is currently a Partner at Benhamou Global Ventures where she invests in early stage enterprise companies with a focus on cloud, SAAS, analytics, mobility, and the “internet of things.” Ms. Roberts currently serves on the boards of Zebra Technologies, Inc. (NASDAQ: ZBRA) and RealNetworks, Inc. (NASDAQ: RNWK) and was most recently a director of ARM Holdings Plc until its acquisition by the SoftBank Group in 2016.  From 2000 to 2013, Ms. Roberts served as Managing Director of Mayfield Fund where she continued as a venture advisor until 2014. From 1992 to 2000, Ms. Roberts was employed by 3Com Corporation (which was later acquired by Hewlett Packard), where she held various executive positions, including Senior Vice President of Global Marketing and Business Development, President of 3Com Ventures, and President of the Palm Computing Division. She also serves on the advisory board of Illuminate Ventures and is a board member of GBx, an organization sponsored by the U.K. government to support British entrepreneurs and Technology executives in the San Francisco Bay Area. Ms. Roberts also serves as Co-Chair of the Ronald McDonald House at Stanford Capital Campaign, where she served as a director from 2010 to 2016, including a term as board president.

Ms. Roberts holds a Bachelor of Commerce degree (honors) from the University of Birmingham in the U.K.

Qualifications

Ms. Roberts was selected to serve on the Board due to her executive-level experience with technology companies, including companies focused on mobile and wireless communications technologies, as well as her experience as a director of public and private companies.

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board of directors

role of the board

The Board is elected by Zynga’s stockholders to oversee their interests in the long-term health and overall success of Zynga’s business and financial strength. The Board serves as the ultimate decision-making body of Zynga, except for those matters reserved to, or shared with, the stockholders. The Board plays a critical role in the strategic planning process and regularly discusses strategy throughout the year. The Board selects and oversees the members of senior management, who are charged by the Board with conducting Zynga’s business and affairs.

board composition

The Board is currently comprised of ten members. The current members of the Board are Mr. Pincus, Mr. Gibeau, Mr. Doerr, Dr. Dugan, Mr. Gordon, Mr. Lavigne, Mr. Paul, Mrs. Siminoff, Ms. Mills, and Ms. Roberts. Each of our directors (other than Ms. Mills and Ms. Roberts) was elected to be a director for a one-year term at our 2016 annual meeting of stockholders held on June 9, 2016.  Each of Ms. Mills and Ms. Roberts was appointed by the Board on February 3, 2017 to be a director for the term between February 3, 2017 and the Annual Meeting.  There are no family relationships among any of the directors or executive officers of Zynga.

For information regarding the members of the Board (other than Mr. Doerr and Mr. Paul who are not standing for re-election), please see the discussion of their respective experiences, qualifications, attributes and skills under “Proposal 1—Election of Directors—Nominees.”

board leadership structure

As part of its annual evaluation process described below, the Board reviews its leadership structure to ensure that it is designed to provide robust oversight and independent leadership and promote overall Board effectiveness. Our current Board leadership structure consists of:

executive chairman	lead independent director		chief executive officer
Mark Pincus	L. John Doer (current)	Louis J. Lavigne, Jr. (elect)	Frank Gibeau

Executive Chairman. We believe that it is important to have an executive chairman with an extensive history with and knowledge of Zynga as compared to a relatively less informed independent chairman of the Board.

Lead Independent Director.  Mr. Doerr currently serves as our lead independent director.  Due to Mr. Doerr not being a nominee for re-election, Mr. Lavigne has been appointed to serve as the new lead independent director, to be effective as of, but subject to, Mr. Lavigne’s re-election as a director. Mr. Lavigne was appointed to this position by our Board upon the recommendation of the Nominating and Corporate Governance Committee, constituted by independent members of the Board.  Zynga believes that the lead independent director helps to ensure sufficient independence in its leadership and to provide effective independent functioning of the Board in its oversight and governance responsibilities. The lead independent director performs such functions and duties provided in the Corporate Governance Guidelines, which are periodically reviewed and updated by the Board and the Nominating and Corporate Governance Committee, and as otherwise may be requested by the Board, including coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues, calling and chairing formal closed sessions of the independent directors, and leading Board meetings in the absence of the chairman of the Board.

Chief Executive Officer.  We believe that it is important to have our chief executive officer serve on the Board due to his unique perspective and ability to provide key insight and advice in the Board’s consideration and oversight of corporate strategy and management development.

Committee Chairs. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is led by an independent chair. These committees play a critical role in our governance and strategy, and each committee has access to management and the authority to retain independent advisors as it deems appropriate

audit committee	compensation committee	nominating and corporate governance committee
Louis J. Lavigne, Jr.	Janice M. Roberts	Dr. Regina E. Dugan

director independence

As required by the listing requirements and rules of the NASDAQ Stock Market LLC (“NASDAQ”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board annually reviews all relevant business relationships that any director or director nominee may have with Zynga. The Board also considers significant non-business relationships disclosed to Zynga.  As a result of its annual review and based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family and other relationships, the Board has affirmatively determined in 2017 that seven of our ten current directors (or 70%) (and five of our eight nominees (or 62.5%)) do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable the rules of the SEC and the listing standards of NASDAQ and any other applicable

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laws or regulations. The seven independent directors are Mr. Doerr, Mr. Lavigne, Mr. Paul, Dr. Dugan, Mrs. Siminoff, Ms. Mills and Ms. Roberts.  In making these determinations, the Board considered the current and prior relationships that each non-employee director and director nominee, or any of his or her family members, has with Zynga, our senior management and our independent auditors and all other facts and circumstances deemed relevant in determining their independence, including the following:

•

Mr. Doerr’s interest in Kleiner Perkins Caufield & Byers and its affiliates (collectively, “KPCB”), KPCB’s current and historical ownership interest in Zynga, KPCB’s prior ownership interest in One Kings Lane Inc. (a company in which Mr. Pincus’ wife had a significant ownership interest until the sale of One Kings Lane Inc. in 2016) and certain of our executives’ and directors’ interest, and/or personal investments, in KPCB.

•	Mr. Doerr being a director of Alphabet (the parent of Google Inc., a commercial partner of Zynga).
•	Dr. Dugan being an employee of Facebook, a commercial partner of Zynga.
•

The relationship between Mr. Pincus and Mr. Paul, who were co-founders of FreeLoader, Inc., an internet company that was sold in 1996, two historical de minimis minority investments by Mr. Pincus in companies founded by Mr. Paul, and a de minimis minority investment by Mr. Paul in a company founded by Mr. Pincus, none of which investments continued to be held in 2016.

•	The previous co-ownership by Mrs. Siminoff and her spouse and Mr. Pincus of a small private airplane, which was not used for Zynga travel and which was sold in 2015.
•	Any other relationships described under the heading “Transactions with Related Persons—Related Persons Transactions During the Year.”

consideration of director nominees

director selection process and qualifications

Candidates for director are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Zynga to maintain a balance of knowledge, experience, and capability. While our corporate governance guidelines do not prescribe specific diversity standards, the Nominating and Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics, experience, and skills of current and prospective directors to ensure that a broad range of perspectives are represented on the Board. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Zynga during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee also determines whether the nominee can be considered independent by the Board for purposes of meeting the NASDAQ listing standards.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, stockholders, or other persons. The Nominating and Corporate Governance Committee also has the authority to engage third-party search firms to identify and provide information on potential candidates.  In late 2016, the Nominating and Corporate Governance Committee engaged Russell Reynolds Associates, an independent executive and director search firm, to assist it in identifying and recruiting potential new candidates for the Board, including Ms. Mills and Ms. Roberts.  Russell Reynolds Associates was not paid any fees in 2016 for their services. In early 2017, Russell Reynolds Associates completed their efforts in supporting the successful recruitment of Ms. Mills and Ms. Roberts to the Board.

The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

A candidate for director should have broad experience and demonstrated excellence in his or her field. In addition, a candidate for director should (i) possess relevant expertise upon which to be able to offer advice and guidance to management and be committed to enhancing long-term stockholder value, (ii) have sufficient time to devote to the affairs of Zynga and to carry out his or her duties, and (iii) have the ability to exercise sound business judgment and provide insight and practical wisdom based on experience.

Each director must represent the interests of all stockholders. Service on other boards of public companies should be limited to a number that permits each director, given his or her individual circumstances, to perform responsibly all director duties. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

stockholder recommendations

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for the Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Submissions should be sent in accordance with the instructions for stockholder communications with the Board under the “stockholder communications with the board or committees” section of this proxy statement.  Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Following verification of the stockholder status of persons proposing candidates, the Nominating and Corporate Governance Committee aggregates the recommendations and considers them at a regularly scheduled meeting prior to the issuance of the proxy statement for our next annual meeting of stockholders. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

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role of the board in risk oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Zynga. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

annual meeting of stockholders attendance

It is our policy to strongly encourage directors and nominees for director to attend the annual meeting of stockholders. All of the directors elected to the Board at the 2016 annual meeting of stockholders were in attendance at that meeting.

meetings of the board

The Board met six times during 2016. All directors attended more than 75% of the aggregate number of meetings of the Board and of the committees on which they served during the portion of 2016 for which they were directors or committee members, respectively.

committees of the board

The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Product Committee. Each committee has a written charter, which can be found on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm.

The following table provides membership for 2016 for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Product Committee:

Name	Audit	Compensation	Nominating and Corporate Governance	Product
Mark Pincus				Member
Frank Gibeau				Member
L. John Doerr
Dr. Regina E. Dugan			Chair	Member
William “Bing” Gordon		Member(1)		Chair
Louis J. Lavigne, Jr.	Chair	Member	Member
Sunil Paul	Member	Chair
Ellen F. Siminoff	Member	Member(1)	Member

(1)	Mr. Gordon replaced Mrs. Siminoff on the Compensation Committee in June 2016

In March 2017, the Board approved changes to the membership for its standing committees.  The following table provides the current membership for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Product Committee:

Name	Audit	Compensation	Nominating and Corporate Governance	Product
Mark Pincus				Member
Frank Gibeau
L. John Doerr
Dr. Regina E. Dugan			Chair	Member
William “Bing” Gordon				Chair
Louis J. Lavigne, Jr.	Chair	Member
Sunil Paul
Ellen F. Siminoff	Member		Member
Carol G. Mills	Member	Member
Janice M. Roberts		Chair	Member

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audit committee
Met six times in 2016 Current Committee Members Louis J. Lavigne, Jr. (Chair) Carol G. Mills Ellen F. Siminoff

The Audit Committee engages and evaluates Zynga’s independent registered public accounting firm, assesses the independence of Zynga’s independent registered public accounting firm, monitors the rotation of the partners assigned to Zynga’s audit engagement team, oversees and reviews Zynga’s financial and accounting controls, and processes, oversees, and evaluates the scope of the annual audit, reviews audit results, consults with management and Zynga’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of Zynga’s internal accounting controls and financial affairs.

The Board has determined that (i) all members of the Audit Committee are independent within the meaning of the rules of the SEC and the listing standards of NASDAQ and meet NASDAQ’s financial knowledge and sophistication requirements and (ii) that each of Mr. Lavigne and Ms. Mills is an “audit committee financial expert” within the meaning of the SEC regulations.

The report of the Audit Committee is on page 38.

compensation committee
Met eight times in 2016 Current Committee Members Janice M. Roberts (Chair) Carol G. Mills Louis J. Lavigne, Jr.

The Compensation Committee reviews and approves all forms of compensation to be provided to the executive officers and non-employee directors of Zynga, oversees, evaluates, adopts, and administers incentive and equity compensation plans and similar programs; as well as modifying or terminating such plans and programs, provides recommendations to the Board on compensation-related proposals to be considered at Zynga’s annual meeting; reviews our practices and policies regarding employee compensation as they relate to risk management and risk-taking incentives, to determine whether such policies and practices are reasonably likely to have a material adverse effect on Zynga; and reviews Zynga’s succession plans with respect to executive officer positions and recommends appropriate individuals to succeed to those positions.

The Board has determined that each member of the Compensation Committee is independent under the NASDAQ listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 (the “IRC”).

None of the members of the Compensation Committee has been one of our employees at any time. None of our executive officers currently serves, or has served during 2016, as a member of the board of directors or compensation committee of any entity at which one or more of our directors serves as an executive officer.

The specific determinations of the Compensation Committee with respect to executive compensation for 2016 are described in greater detail under the heading “Executive Compensation—Compensation Discussion and Analysis.”

The report of the Compensation Committee is on page 30.

nominating and corporate governance committee
Met five times in 2016 Current Committee Members Dr. Regina E. Dugan (Chair) Janice M. Roberts Ellen F. Siminoff

The Nominating and Corporate Governance Committee oversees our corporate governance functions; periodically reviews and evaluates our director performance; recommends to the Board and management areas for improvement; identifies, interviews, evaluates, nominates, and recommends individuals for membership on the Board and its committees; and reviews and recommends to the Board any amendments to our corporate governance policies.

The Board has determined that that all members of the Nominating and Corporate Governance Committee are independent under the NASDAQ listing standards.

product committee
Current Committee Members William “Bing” Gordon (Chair) Mark Pincus Dr. Regina E. Dugan

The Product Committee serves as an administrative committee of the Board to assist the Board and management of Zynga in ensuring long-term value creation for the benefit of stockholders, customers, employees, and other stakeholders by providing insight, advice, and counsel with respect to matters of innovation, product development, and strategic planning.

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non-employee director compensation

Historically, as compensation for their services, each of our non-employee directors has been paid cash and granted time-based restricted stock units of Zynga (“ZSUs”) under our equity incentive plans. Our Non-Employee Director Compensation Policy that was in effect for 2016 provided for the following compensation to our non-employee directors as currently applicable.

Retainer	Total ($)
Annual Retainer	$250,000	(1)
Chair of the Audit Committee Retainer	$50,000	(2)
Chair of the Compensation Committee Retainer	$15,000	(2)
Chair of the Nominating and Corporate Governance Committee Retainer	$10,000	(2)
Member of the Product Committee Retainer	$250,000	(3)
Non-Executive Chairperson of the Board(4)	$100,000	(2)

(1)	Payable 20% in cash and 80% in ZSUs.
(2)	Payable 100% in cash.
(3)	Payable in cash, ZSUs or any combination thereof, as determined by each non-employee member of the Product Committee.
(4)	Not currently payable to our current Chairman as an Executive Chairman

The Board annual retainer and Product Committee annual retainer for non-employee directors, whether to be paid in cash or ZSUs, vested 25% on each of September 9, 2016, December 9, 2016, and March 9, 2017 and will vest 25% on May 1, 2017 (the date of the Annual Meeting), subject to continued service through each such date. No non-employee director forwent or deferred any portion of his or her Board compensation in 2016.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2016.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)	All Other Compensation ($)	Total ($)
L. John Doerr	$50,000	(2)	$199,998	(3)	$—	$—	$249,998
Dr. Regina E. Dugan	$310,000	(4)	$199,998	(3)	$—	$—	$509,998
William “Bing” Gordon	$300,000	(5)	$199,998	(3)	$—	$—	$499,998
Louis J. Lavigne, Jr.	$100,000	(6)	$199,998	(3)	$—	$—	$299,998
Sunil Paul	$65,000	(7)	$199,998	(3)	$—	$—	$264,998
Ellen F. Siminoff	$50,000	(2)	$199,998	(3)	$—	$—	$249,998

(1)

Represents the grant date fair value of ZSUs issued to the director, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions. For a discussion of the valuation of these awards, see Notes to Consolidated Financial Statements at Note 10, “Stockholders’ Equity” in our 2016 Annual Report. These amounts do not reflect whether the director has actually realized or will realize a financial benefit from the awards upon the vesting of the granted ZSUs or the sale of the shares underlying the granted ZSUs.

(2)	Represents (i) the cash portion of the annual Board retainer paid in 2016 for the 2015-2016 term and (ii) the cash portion of the annual Board retainer paid in 2016 for the 2016-2017 term.
(3)

Represents 76,335 time-based ZSUs (i.e., the ZSU portion of the annual Board retainer for the 2016-2017 term).  Vests as follows:  25% of the ZSUs vested on each of September 9, 2016, December 9, 2016, and March 9, 2017 and 25% will vest on May 1, 2017, subject to continued service to Zynga through each vesting date.  Each non-employee director had 38,168 time-based ZSUs unvested as of December 31, 2016.

(4)

Represents (i) the cash portion of the annual Board retainer paid in 2016 for the 2015-2016 term, (ii) the cash portion of the annual Board retainer paid in 2016 for the 2016-2017 term, (iii) the cash portion of the Product Committee retainer paid in 2016 for the 2015-2016 term, (iv) the cash portion of the Product Committee retainer paid in 2016 for the 2016-2017 term and (v) the chair of the Nominating and Corporate Governance Committee retainer paid in 2016 for the 2016-2017 term.

(5)

Represents (i) the cash portion of the annual Board retainer paid in 2016 for the 2015-2016 term, (ii) the cash portion of the annual Board retainer paid in 2016 for the 2016-2017 term, (iii) the cash portion of the Product Committee retainer paid in 2016 for the 2015-2016 term and (iv) the cash portion of the Product Committee retainer paid in 2016 for the 2016-2017 term.

(6)

Represents (i) the cash portion of the annual Board retainer paid in 2016 for the 2015-2016 term, (ii) the cash portion of the annual Board retainer paid in 2016 for the 2016-2017 term and (iii) the chair of the Audit Committee retainer paid in 2016 for the 2016-2017 term.

(7)

Represents (i) the cash portion of the annual Board retainer paid in 2016 for the 2015-2016 term, (ii) the cash portion of the annual Board retainer paid in 2016 for the 2016-2017 term and (iii) the chair of the Compensation Committee retainer paid in 2016 for the 2016-2017 term.

In March 2017, we amended and approved our Non-Employee Director Compensation Policy, effective as of the Annual Meeting, to revise the form of payment of the Product Committee retainer to be the same as the Board annual retainer and provide for compensation to the lead independent director for his leadership role and for proration of compensation, where applicable. The amended policy will provide for the following compensation to our non-employee directors, all of which vests and is paid on a quarterly basis:

Retainer	Total ($)
Annual Retainer	$250,000	(1)
Chair of the Audit Committee Retainer	$50,000	(2)
Chair of the Compensation Committee Retainer	$15,000	(2)
Chair of the Nominating and Corporate Governance Committee Retainer	$10,000	(2)
Member of the Product Committee Retainer	$250,000	(1)
Lead Independent Director	$50,000	(2)
Non-Executive Chairperson of the Board(3)	$100,000	(2)

(1)	Payable 20% in cash and 80% in ZSUs.
(2)	Payable 100% in cash.
(3)	Not currently payable to our current Chairman as an Executive Chairman

In addition, the Compensation Committee approved the payment of $50,000 per term (pro-rated for partial terms, including the current term) to each member of the special litigation committee created in February 2017 to investigate claims asserted against certain former and current Zynga officers and directors in three currently pending shareholder derivative suits.

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corporate governance

code of business conduct and ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions)), agents, and representatives, including directors and consultants. The full text of our Code of Business Conduct and Ethics is posted on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions applicable to any individual subject to our Code of Business Conduct and Ethics on our investor relations website.

corporate governance guidelines

We have documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board and the Nominating and Corporate Governance Committee will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, function of the lead independent director, board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each standing committee of the Board, may be viewed on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm.

stock ownership guidelines

The Board has adopted stock ownership guidelines for the non-employee directors and executive officers to promote a long-term perspective in managing the enterprise and to help align the long-term interests of Zynga’s stockholders and its senior executives and non-employee directors.

Role	Required Stock Ownership(1)
Non-employee director	Three times the annual Board cash and ZSU retainer
Chief Executive Officer	Six times base salary
Executive officer (other than the Chief Executive Officer)	Three times base salary

(1)	Calculated based on the average closing price of our Class A common stock for the prior year.

Under our stock ownership guidelines, each non-employee director and each executive officer is required to comply with our stock ownership guidelines within the later of January 1, 2017 or five years from his or her promotion or hiring as an executive officer or election to the Board.  Failure to meet or show sustained progress toward meeting the ownership requirements set forth in our stock ownership guidelines may result in a reduction in future long term incentive grants or the requirement to retain all stock obtained through the vesting or exercise of equity grants.

Mr. Pincus, Mr. Paul, and Mr. Gordon were the only non-employee directors and executive officers required to comply with our stock ownership guidelines by January 1, 2017 based on the dates that each of them was elected to the Board.  Each of Mr. Pincus, Mr. Paul, and Mr. Gordon are compliant with our stock ownership guidelines, and no other non-employee director or executive officer has failed to show sustained progress toward meeting the ownership requirements.

A copy of our stock ownership guidelines is available on our investor relations website at http://investor.zynga.com/governance.cfm.

hedging, short sale, and pledging policies

We have adopted a hedging policy, which prohibits our employees and directors from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock. Our employees and directors are also restricted from engaging in short sales related to our common stock.

We also have adopted additional restrictions on pledging of our common stock. This pledging policy prohibits directors and officers from, other than transactions entered into before January 29, 2013 (the effective date of the policy), pledging our common stock as collateral for a loan or to purchase our common stock on margin.

section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires Zynga’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of Zynga’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Zynga. Officers, directors, and greater than ten percent beneficial stockholders are required by SEC regulation to furnish Zynga with copies of all Section 16(a) forms they file.

To Zynga’s knowledge, based solely on a review of the copies of such reports furnished to Zynga and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial stockholders were complied with, except that one Form 4, covering one transaction in 2016, was filed late by Michelle Quejado in 2016 and one Form 4, covering one transaction from a period prior to 2016, was filed late by Mr. Paul in 2017.

stockholder communications with the board or committees

We invite stockholders to contact the Board about corporate governance or matters related to the Board.  The Nominating and Corporate Governance Committee has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, the independent directors as a group, any Board committee, or any chair of any such committee by mail. To communicate with the Board or any member, group, or committee thereof, correspondence should be addressed to the Board or such member, group, or committee thereof by name or title. All such correspondence should be sent in writing to the following address:

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Office of Corporate Secretary
c/o Legal Department
Zynga Inc.
699 8th Street
San Francisco, CA 94103

Communications about corporate governance or matters related to the Board will be received and processed by the Office of the Corporate Secretary before being forwarded to the Board, a committee of the Board, or a director as designated in your message. Communications relating to other topics, including those that are primarily commercial in nature, will not be forwarded.

All proposals of stockholders submitted pursuant to Rule 14a-8 of the Exchange Act that are intended to be presented by such stockholder at the 2018 annual meeting of stockholders and included in the Zynga’s proxy materials for the 2018 annual meeting must comply with the requirements of Rule 14a-8 under the Exchange Act and received by us no later than November 21, 2017.

All proposals of stockholders submitted pursuant to our bylaws that are intended to be presented by such stockholder at the 2018 annual meeting of stockholders, including director nominations, must be in writing and received by us no earlier than the close of business on January 1, 2018 and no later than January 31, 2018 and otherwise comply with the requirements stated in our bylaws. Stockholders are advised to review our bylaws, which contain the requirements with respect to advance notice of stockholder proposals and director nominations.

If we hold the 2018 annual meeting of stockholders more than 30 days before or after May 1, 2018 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadlines by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any other means reasonably determined to inform our stockholders.

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proposal 2 — advisory vote to approve compensation for named executive officers

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF
THE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS

The Board has adopted a policy providing for an annual “say-on-pay” advisory vote.  In accordance with this policy and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking the stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (who are named under the heading “Executive Compensation—Compensation Discussion and Analysis—Named Executive Officers”).

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed under the heading “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement.

We urge our stockholders to review information under the heading “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement for more information.  The Compensation Committee and the Board believe that the policies, and procedures articulated in the Compensation Discussion and Analysis section of this proxy statement are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to Zynga’s recent and long-term success.

THE BOARD is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting an advisory vote “for” the following resolution:

“RESOLVED, that the compensation paid to Zynga’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or Zynga. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

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proposal 3 — advisory vote on the frequency of solicitation of advisory stockholder approval of executive compensation

THE BOARD RECOMMENDS A VOTE IN FAVOR OF “1 YEAR”

In addition to providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, the Dodd-Frank Act enables our stockholders, at least once every six years, to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers.

Stockholders may indicate whether they would prefer an advisory vote to approve executive compensation every year, every two years. or every three years or may abstain from voting on the proposal. While we will continue to monitor developments in this area, the Board currently plans to seek an advisory vote on compensation of our named executive officers every year. The Board and the Compensation Committee believes that holding such a vote every year is advisable for a number of reasons, including the following:

•	an annual advisory vote would enable our stockholders to provide Zynga with input regarding the compensation of our named executive officers on a timely basis; and
•

an annual advisory vote is consistent with our goal to seek input from, and engage in discussion with, our stockholders on corporate governance matters and our compensation philosophy, policies and practices for our named executive officers.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may cast their vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: “1 year,” “2 years,” “3 years” or “Abstain.” For the reasons discussed above, we are asking our stockholders to vote for a frequency of “1 year.”

Because the vote is advisory, it is not binding on the Board or Zynga. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend take into account the outcome of this vote in considering the frequency with which the advisory vote to approve compensation of our named executive officers will be held in the future.

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executive officers

The following is a list of our executive officers and their respective ages, positions, and brief biographies as of the date of this proxy statement.

mark pincus	executive chairman

Age: 51	Mark Pincus is our founder and has served as our Executive Chairman since March 2016. Mr. Pincus’ biography is set forth under the heading “Proposal 1—Election of Directors—Nominees.”

frank gibeau	chief executive officer

Age: 48

Frank Gibeau has served as our Chief Executive Officer since March 2016.  Mr. Gibeau’s biography is set forth under the heading “Proposal 1—Election of Directors—Nominees.”  Mr. Gibeau is our principal executive officer.

gerard griffin	chief financial officer

Age: 49

Gerard Griffin has served as our Chief Financial Officer since September 2016.  Mr. Griffin oversees Zynga’s finance and accounting operations.  Mr. Griffin is our principal financial officer and our principal accounting officer.

Before joining Zynga, Mr. Griffin spent more than 10 years at EA. Most recently, from January 2013 to September 2016, he served as EA's Senior Vice President of Finance where he helped lead EA's business finance team. Before that, Mr. Griffin spent more than six years as Vice President and Chief Financial Officer for EA's International and Global Publishing teams. In that role, Mr. Griffin oversaw EA's international finance functions and served as the lead finance partner to EA's Chief Operating Officer and Global Publishing organization. At EA, Mr. Griffin was a key member of EA's operating management team responsible for the development and international expansion of EA's console, PC, and mobile games.

Mr. Griffin received his Bachelors of Commerce from University College Galway and a DPA in Finance from University College Dublin.

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matt bromberg	chief operating officer

Age: 50

Matt Bromberg has served as Chief Operating Officer since August 2016. Mr. Bromberg oversees Zynga's Business Operations and Strategy, Technology, IT, Data Science, Visual Design, and Global Player Experience teams, as well as our Bangalore, India-based game studio.

Before joining Zynga, Mr. Bromberg was Senior Vice President of Strategy and Operations of the mobile division of EA, where he held global responsibility for technology, production, live services, partnerships and licensing, M&A, strategic planning, and business operations from January 2015 to July 2016. Before that, he was Group General Manager of EA’s Bioware studios worldwide from September 2013 to December 2014, leading a team that built hit video gaming franchises such as Star Wars, Dragon Age, Mass Effect, and Command & Conquer. Prior to that, Mr. Bromberg was the General Manager of EA’s Bioware Studio in Austin, Texas from May 2012 to September 2013, where he led the successful turnaround of Star Wars: The Old Republic, including its transition to free-to-play gaming.

Before joining EA, from March 2011 to March 2012, Mr. Bromberg was the founder and CEO of I'mOK Inc., a location-based gaming and communication platform for families.  Prior to that he was the President and CEO of pioneering eSports company, Major League Gaming, from February 2006 to May 2010, where he helped grow Major League Gaming from a startup to the largest competitive video gaming league in the world.  Prior to joining Major League Gaming, Mr. Bromberg held a number of senior roles at AOL, including Senior Vice President and General Manager of Moviefone, General Manager of Consumer Products, and most recently, General Manager Online Gaming.

Mr. Bromberg received a B.A. in English from Cornell University and a J.D. from Harvard Law School.

bernard kim	president of publishing

Age: 40

Bernard Kim has served as our President of Publishing since June 2016.  Mr. Kim oversees Zynga’s publishing operations, which is responsible for how Zynga brings its games and services to players through its network, consumer insights, product management, marketing, user acquisition, ad monetization, communications, business development, and strategic partnerships.

Before joining Zynga, Mr. Kim spent nearly 10 years at EA, most recently as EA’s Senior Vice President of Mobile Publishing from 2012 to 2016. In that role, he oversaw EA’s mobile distribution, strategy, product management, analytics, network engagement, marketing, revenue demand planning, business development, third-party publishing, mergers and acquisitions, and Sandbox. During his tenure at EA, he also led EA's games division in Asia and helped bring EA franchises including Sim City, Star Wars, The Sims, The Simpsons, Real Racing, and EA SPORTS to billions of players.

Mr. Kim received a B.A. in Economics and Communications from Boston College.

devang shah	general counsel, secretary, and senior vice president

Age: 45

Devang Shah has served as our General Counsel since December 2013.  Mr. Shah oversees Zynga’s legal affairs, government relations, and stock administration.

Mr. Shah has been with Zynga since August 2010. From January 2013 to November 2013, he served as our Deputy General Counsel and Vice President, where he was responsible for Zynga’s product compliance, contracts, securities, corporate governance, mergers and acquisitions, governmental affairs, and international matters.  Before joining Zynga, Mr. Shah worked as General Counsel at UTStarcom, Inc., a public telecommunications equipment provider, and before that as Associate General Counsel. He also spent more than five years at Skadden, Arps, Slate, Meagher & Flom LLP, one of the nation’s leading law firms.

Mr. Shah received a B.S. in Civil and Environmental Engineering from Cornell University, a M.S. in Civil Engineering from Stanford University, and a J.D. from the University of California at Berkeley, Boalt Hall.

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executive compensation

This section sets forth information with regard to compensation for services rendered by our named executive officers in 2016.  The compensation provided to our named executive officers for 2016 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables.

compensation discussion and analysis

Our Compensation Discussion and Analysis describes the compensation paid to our named executive officers in 2016 and is organized into six sections:

•	Named Executive Officers
•	Executive Summary
•	Executive Compensation Philosophy, Objectives, and Design
•	Compensation Setting Process
•	Executive Compensation Program Components
•	Other Compensation Information

named executive officers

Our named executive officers for 2016 are:

Name	Positions
Mark Pincus(1)	Executive Chairman and Former Chief Executive Officer
Frank Gibeau	Chief Executive Officer
Gerard Griffin	Chief Financial Officer
Matt Bromberg	Chief Operating Officer
Bernard Kim	President of Publishing
Michelle Quejado(2)	Former Interim Chief Financial Officer and Former Chief Accounting Officer
Devang Shah	General Counsel, Secretary, and Senior Vice President

(1)	Mr. Pincus served as our Chief Executive Officer for a portion of 2016, and as so, is included as a named executive officer for 2016.
(2)	Mrs. Quejado served as our Interim Chief Financial Officer and Chief Accounting Officer for a portion of 2016, and as so, is included as a named executive officer for 2016.

Biographies for our named executive officers (other than Mrs. Quejado, who is no longer an executive officer) are set forth under the heading “Executive Officers.”  We refer to Mr. Gibeau, Mr. Griffin, Mr. Bromberg, and Mr. Kim, each of whom was hired in 2016, as our “new named executive officers” throughout this proxy statement.

executive summary

Emphasis on Pay-for-Performance and “At-Risk” Pay.  Consistent with our executive compensation philosophy, in 2016 we balanced the total annual compensation opportunity for each of our named executive officers so that the greatest emphasis was on “at-risk” pay (performance-based annual cash bonuses and equity incentive compensation). The greatest portion of “at-risk” pay was in the form of equity incentive compensation, the value of which is derived from the price of our Class A common stock and also has either a significant performance-based vesting component, in order to strengthen alignment with the interests of our stockholders, or time-based vesting component, in order to support retention. Specifically, our 2016 equity grants to our named executive officers were comprised of performance-based stock units (“PSUs”), stock options, and time-based ZSUs.  We introduced PSUs and expanded our use of stock options in order to closely tie our executives’ compensation with achievement of key financial goals and increases in our share price.

For 2016, the average target total direct compensation for our named executive officers was allocated as follows:

Changes in Executive Team.  Zynga experienced several significant management changes during 2016, which we believe have better positioned us for future success.  In 2016, we hired Mr. Gibeau as our new Chief Executive Officer, Mr. Griffin as our new Chief Financial Officer, Mr. Bromberg as our new Chief Operating Officer, and Mr. Kim as our new President of Publishing.  In addition, in 2016 we appointed Mr. Pincus, who was serving as our Chief Executive Officer during the second half of 2015 and the beginning of 2016, to serve as Executive Chairman.  Finally, in connection with Mr. Griffin’s appointment as our new Chief Financial Officer, Mrs. Quejado stepped down as our interim Chief Financial Officer and Chief Accounting Officer.  We believe that our new management team brings a unique set of highly valuable skills and experiences that are essential to Zynga’s growth and success and will best serve long-term stockholder interests.

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Compensation Strategy—Tactical Decisions During a Time of Corporate Turnaround and Leadership Changes.  The executive leadership changes described above caused the Compensation Committee to narrowly tailor portions of our 2016 compensation program based on identified recruitment and retention goals while continuing to emphasize the objective of linking executive compensation to Zynga’s financial and operating performance and changes in stockholder value. When developing the compensation packages for each of Mr. Gibeau, Mr. Griffin, Mr. Bromberg, and Mr. Kim, the Compensation Committee sought to provide competitive ongoing target annual compensation that is consistent with our emphasis on using “at-risk” pay and our internal pay structure.  The Board and the Compensation Committee viewed the new hire compensation arrangements (which are described in more detail below) as critical to secure the new management team.  In approving the compensation packages for our new named executive officers, the Compensation Committee considered a number of factors, including comparisons for Zynga’s peer group and other market data, the value of equity forfeited upon leaving prior employment, and the general recommendations of our independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”).  The compensation packages for our new named executive officers reflect the highly competitive market in which we operate.

Front-Loaded Equity Grant Structure for New Named Executive Officers.  As part of our retention strategy, the Compensation Committee determined that the 2016 equity grants to our new named executive officers would be “front-loaded,” representing the entire value of the annual equity awards that the Compensation Committee anticipated it would have granted to each new named executive officer over the next five years.  The grant values were determined by considering the need to provide meaningful amounts that would also increase potential competitors’ costs to recruit while maintaining a near-term retention focus.  The Compensation Committee anticipates that it will not again grant annual equity awards to our new named executive officers until 2021.  This approach strengthens the incentives for our new named executive officers to remain at Zynga by increasing the amount of equity that would be forfeited if an officer was to depart, without increasing the value of compensation paid by Zynga over this timeframe. As a result, the total compensation for our new named executive officers for 2017 – 2020 is expected to be substantially lower than what is reported for 2016 as the following four years will not include the “front-loaded” grants that were awarded in connection with hiring.

Annualized Target Total Direct Compensation for New Named Executive Officers.  As noted above, we designed the compensation for our new named executive officers with a five year timeframe that included front-loaded equity grants with a five year vesting period.  In approving the compensation for our new named executive officers, the Compensation Committee considered the competitiveness of the compensation packages, taking the front-load structure into account by annualizing the target total equity grant value over the five year vesting period for the front-loaded grants.  The target total direct compensation opportunity for each of our new named executive officers for any particular year during the five year period is shown in the table below:

Name	Base Salary	Target Bonus	Annualized Equity Grant Date Fair Value ($)(1)(2)	Annualized Total Target Compensation(3)
Frank Gibeau	$1,000,000	$1,000,000	$4,560,250	$6,560,250
Gerard Griffin	$500,000	$500,000	$2,528,874	$3,528,874
Matt Bromberg	$500,000	$500,000	$2,969,260	$3,969,260
Bernard Kim	$500,000	$500,000	$2,908,267	$3,908,267

(1)

This column reflects the grant date fair value of the granted ZSUs/PSUs and stock options, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions. For a discussion of the valuation of the granted ZSUs/PSUs and stock options, see Notes to Consolidated Financial Statements at Note 10, “Stockholders Equity” in our 2016 Annual Report. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted ZSUs/PSUs and stock options, the exercise of the granted stock options or the sale of the shares underlying the granted ZSUs/PSUs and stock options.

(2)	Represents the grant date fair value of the granted ZSUs/PSUs and stock options divided by five (i.e., the vesting period for the front-loaded time-based stock options and time-based ZSUs).
(3)	Assumes the base salary and target bonus for each new named executive officer remains constant over the five year period.

For a further description of each compensation component shown in the table above, see the information under the heading “Executive Compensation—Compensation Discussion & Analysis—Executive Compensation Program Components.”

executive compensation philosophy, objectives, and design

We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific long‑term and strategic goals, and which aligns executive officers’ interests with those of our stockholders, with the ultimate objective of creating stockholder value.  The Compensation Committee has established a compensation program for executive officers designed to attract, motivate, reward, and retain individuals with the skills necessary for us to achieve our strategic plan, as well as promote teamwork and recognize the role each executive officer plays in our success.

Our executive compensation program is heavily weighted towards equity, including through the use of ZSUs (both time-based and performance-based) and stock options. We believe that the use of long-term equity compensation aligns the interests of executive officers with the long-term interests of our stockholders and focuses our executive officers on our strategic and financial goals, while also conserving cash to reinvest in our strategy and growth.  When we achieve our goals, we expect our executives to realize higher levels of compensation.  Likewise, when we fall short of our goals, we expect our executives’ compensation to be lower. We expect our executives to aggressively pursue our business objectives but maintain policies and practices to discourage excessive risk-taking behavior.

We continue to evaluate our philosophy, objectives, and design as circumstances require. We review our executive compensation philosophy annually.

compensation setting process

Role of Compensation Committee. The Compensation Committee has primary responsibility for reviewing and approving the compensation that may become payable to our named executive officers, and provides direction to management to enable management to implement the Compensation Committee’s decisions. During its discussions, the Compensation Committee met in executive session without the Chief Executive Officer or other management present to prevent any possibility of compromising its independence. The Compensation Committee made all relevant decisions for 2016 compensation for our named executive officers. The Compensation Committee reviews compensation for our named executive officers at least annually.

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In determining the compensation of our named executive officers, the Compensation Committee considers various factors, including:

•	Zynga’s performance and individual performance;
•	Market data on compensation at comparable companies;
•	Current and future responsibilities and potential impact on Zynga’s performance;
•	Retention;
•	The dynamic nature of our industry and pace of change at Zynga;
•	Negotiations with executive officers, particularly with respect to initial compensation packages;
•	Recommendations of our Chief Executive Officer and human resources team;
•	The executive officer’s existing equity awards and stock holdings; and
•	Compensation levels of Zynga executives with similar responsibilities (i.e., “internal equity”).

Role of Compensation Consultants. The Compensation Committee periodically utilizes the services of compensation consultants and has the sole authority, under its charter, to select, retain, and terminate any relationship with such compensation consultants. FW Cook, a well-known and respected compensation consulting firm that provides executive compensation advisory services to compensation committees and senior management, served as the Compensation Committee’s independent compensation consultant in 2016.  FW Cook reviewed Compensation Committee materials, attended Compensation Committee meetings, reviewed Zynga’s peer group and competitive positioning of individual executives versus market, assisted the Compensation Committee as compensation issues arose, and provided recommendations on certain specific aspects of our compensation programs. The Compensation Committee assessed the independence of FW Cook pursuant to, and based on the factors set forth in, the SEC’s and NASDAQ’s rules and determined that no conflicts of interests existed.  FW Cook is engaged by the Compensation Committee and does not provide other services for Zynga and will not do so without the consent of the Compensation Committee.

Role of Management. In making decisions about our executive compensation program, the Compensation Committee seeks the input of our Chief Executive Officer regarding the salaries, target bonuses and the equity to be granted to our other executive officers. The Chief Executive Officer provides periodic reviews of the performance of each of our executive officers (other than himself) to assist the Compensation Committee in its determination of compensation for such officers.  No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Stockholder “Say on Pay” Vote. At the 2016 Annual Meeting of Stockholders, stockholders representing over 96% of the voting power of shares voted in favor of the advisory vote on executive compensation. Based on this result and our ongoing review of our compensation policies and decisions, we believe that our existing compensation program effectively aligns the interests of our named executive officers with our long-term goals. The Compensation Committee will continue to consider the outcome of our “say-on-pay” votes and our stockholders’ views when making future compensation decisions for our named executive officers.

Use of Market Compensation Data; Creation of Peer Group. To assess the competitiveness of our executive compensation program, the Compensation Committee considers the compensation practices of a peer group of technology companies of reasonably similar size to us. However, the Compensation Committee does not “benchmark” compensation at a specific level as compared to the peer group.  The Compensation Committee periodically reviews and approves changes to the peer group, based on the recommendation of its independent compensation consultant.  In early 2016, the Compensation Committee approved changes to the peer group intended to reposition Zynga near the median of the peer group by revenue and market cap.  The peer group for 2016 was comprised of companies similar to Zynga on the basis of revenue, market cap, industry, and geography.  Our peer group for 2016 was comprised of the following companies:

2016 Peer Group
Activision Blizzard, Inc.(1)	Dolby Laboratories, Inc.	Glu Mobile	Rovi Corporation
Bankrate, Inc.	Electronic Arts Inc.(1)	Guidewire Software, Inc.	Shutterstock, Inc.
Barracuda Networks, Inc.	Ellie Mae, Inc.	j2 Global, Inc.	Take-Two Interactive Software Inc.
Box, Inc.	Fair Isaac Corporation	Marketo, Inc.	TiVo Inc.
Callidus Software Inc.	FireEye, Inc.	Pandora Media, Inc.	Yelp Inc.

(1)	Pay data excluded from market benchmarks.

The following companies from the peer group used in 2015 were removed: Akamai Technologies, Inc., AOL Inc., Autodesk, Inc., Citrix Systems, Inc., Compuware Corporation, Conversant, DreamWorks Animation SKG, Inc. Groupon Inc., IAC/InterActiveCorp, LinkedIn Corporation, Monster Worldwide Inc., Red Hat, Inc., Tibco Software, Inc., TripAdvisor, Inc., Twitter and VeriSign Inc.  The companies removed were either no longer public or had revenues or market caps that were substantially greater than Zynga’s.

The table below shows how Zynga compares to the peer group used in 2016:

	Revenue — Latest Disclosed Four Quarters as of 12/31/2016(1)	Market Capitalization as of 12/31/2016(1)
75th Percentile	$868	$3,673
Median	$513	$2,626
25th Percentile	$354	$1,258
Zynga	$737	$2,292

(1)	Expressed in millions.
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executive compensation program components

Our executive officer compensation packages generally include three primary components:  (i) base salary, (ii) performance based annual cash incentives, and (iii) long-term equity incentive awards.

Compensation Component	At Risk or Not at Risk	Purpose
Base Salary	Not at risk	Compensate for day-to-day responsibilities and attract and retain executives
Performance-Based Annual Cash Bonuses	At risk(1)	Motivate our executive officers to achieve our short-term business and strategic goals.
Equity awards (i.e., ZSUs, PSUs, and stock options)	At risk(1)	Create alignment with stockholders, drive long-term stockholder value, and promote retention.

(1)	For 2016, Mr. Gibeau, Mr. Bromberg, and Mr. Kim were guaranteed minimum cash bonuses in connection with their first year of employment with Zynga.

The Compensation Committee has not adopted any formal or informal guidelines in any given year, or with respect to any given new hire package, for apportioning compensation in any specific ratio between cash and equity, or between long-term and short-term compensation. Rather, the Compensation Committee uses its judgment to establish for each executive officer a mix of current, short-term, and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve our compensation philosophy described above.

Base Salary. We provide base salary as a fixed source of compensation for our executive officers, allowing them a degree of certainty with respect to their day-to-day compensation. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.  Base salaries for our named executive officers are established in an offer letter, but are subject to annual review and potential increase by the Compensation Committee.

The base salaries for 2016 for our named executive officers are set forth below:

Name	Base Salary
Mark Pincus	$1
Frank Gibeau	$1,000,000
Gerard Griffin	$500,000
Matt Bromberg	$500,000
Bernard Kim	$500,000
Michelle Quejado	$325,000
Devang Shah	$400,000

The 2016 base salaries for Mr. Gibeau, Mr. Griffin, Mr. Bromberg, and Mr. Kim were each set by the Compensation Committee in connection with their respective hiring.  Their base salaries were the result of arms-length negotiations and were based on a number of factors, including comparisons to Zynga’s peer group and other market data and the general recommendations of FW Cook.  The Compensation Committee decided to not make any changes to the 2016 base salaries of Mr. Pincus, Mr. Shah, or Mrs. Quejado.

Performance-Based Annual Cash Bonuses.  We provide performance-based annual cash bonuses to motivate our executive officers to achieve our business and strategic goals, in addition to individual goals.  Our named executive officers have a target bonus, which is set at a percentage of base salary, and is typically set forth in the named executive officer’s offer letter.  Certain of our named executive officers have a maximum bonus, which is set at a percentage of base salary, and is also typically set forth in the named executive officer’s offer letter. The Compensation Committee determines the final amount of the bonus based on Zynga’s performance and its subjective assessment of the named executive officer’s overall performance.

The bonus targets and maximum bonuses, as well as the actual bonuses, for 2016 for our named executive are set forth below.

Name	Target (%)(1)	Target ($)	Maximum (%)(1)	Maximum ($)	Actual ($)
Mark Pincus(2)	—	$—	—	$—	$—
Frank Gibeau(3)	100%	$1,000,000	200%	$2,000,000	$818,589
Gerard Griffin(4)	100%	$500,000	200%	$1,000,000	$88,846
Matt Bromberg(5)	100%	$500,000	200%	$1,000,000	$199,038
Bernard Kim(6)	100%	$500,000	200%	$1,000,000	$276,602
Michelle Quejado(7)	35%	$113,750	—	$—	$39,813
Devang Shah(8)	60%	$240,000	—	$—	$84,000

(1)	Expressed as a percentage of such named executive officer’s base salary.
(1)	Mr. Pincus did not participate in a performance-based annual cash bonus program.
(1)

Mr. Gibeau was appointed as Chief Executive Officer on March 7, 2016 and, as such, his actual bonus is pro-rated for the actual number of days employed by Zynga in 2016.  Pursuant to Mr. Gibeau’s offer letter, Mr. Gibeau was guaranteed a bonus for 2016 equal to his target bonus, pro-rated for the actual number of days employed by Zynga in 2016.

(1)	Mr. Griffin was appointed as Chief Financial Officer on September 30, 2016 and, as such, his actual bonus is pro-rated for the actual number of days employed by Zynga in 2016.
(1)

Mr. Bromberg was appointed as Chief Operating Officer on August 8, 2016 and, as such, his actual bonus is pro-rated for the actual number of days employed by Zynga in 2016.  Pursuant to Mr. Bromberg’s offer letter, Mr. Bromberg was guaranteed a bonus for 2016 equal to his target bonus, pro-rated for the actual number of days employed by Zynga in 2016.

(1)

Mr. Kim was appointed as President of Publishing on June 13, 2016 and, as such, his actual bonus is pro-rated for the actual number of days employed by Zynga in 2016.  Pursuant to Mr. Kim’s offer letter, Mr. Kim was guaranteed a bonus for 2016 equal to his target bonus, pro-rated for the actual number of days employed by Zynga in 2016.

(1)	Mrs. Quejado did not have a maximum bonus for 2016.
(1)	Mr. Shah did not have a maximum bonus for 2016.

For 2016 and as part of their new hire compensation packages, Mr. Gibeau, Mr. Bromberg, and Mr. Kim were eligible for a guaranteed minimum cash bonus equal to 100% of their respective annual base salary, prorated for the number of days worked in 2016.  There are no guaranteed annual cash bonuses beyond 2016 for any named executive officer.  Mr. Griffin, Mr. Shah, and Mrs. Quejado were all eligible for a performance-based annual cash bonus in 2016, with Mr. Griffin’s annual cash bonus prorated for the number of days worked in 2016.  The

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annual bonus targets and maximums (as well as any guaranteed minimums) for our new named executive officers were the result of arms-length negotiations and were based on a number of factors, including comparisons to Zynga’s peer group and other market data and the general recommendations of FW Cook.  The Compensation Committee decided to not make any changes to Mr. Shah’s or Mrs. Quejado’s respective target bonuses for 2016.

The Compensation Committee did not approve a specific bonus formula or performance goals for 2016.  The Compensation Committee determined payouts for the 2016 performance-based annual cash bonuses based primarily on the Compensation Committee’s discretionary evaluation of Zynga’s financial performance and individual performance of our named executive officers.  In early 2017, the Compensation Committee decided that the bonus funding percentages for our named executive officers, other than those that had guaranteed minimum bonuses for 2016, should match the funding percentages used for Zynga’s general company bonus pool, with the ability to increase to reward over-performance.  The Compensation Committee, after consultation with our Chief Executive Officer, elected to use its discretion to increase Mr. Griffin’s bonus to 70% of target in recognition of his leadership, accomplishments, and improvements in Zynga’s finance and accounting functions since joining Zynga.

Equity Compensation. Consistent with our compensation objectives, equity is the primary component of our executive compensation program because it allows us to attract and retain key talent in our industry and aligns our executives’ contributions with the long-term interests of Zynga and our stockholders. We believe that equity-based compensation should be designed to serve as an effective recruitment and retention tool while also motivating our executive officers to work toward corporate objectives that provide a meaningful return to our stockholders.

In determining the estimated size of equity awards to any given executive, the Compensation Committee considers a number of reference points, including the executive’s then-current total direct compensation (i.e., the sum of salary, target bonuses, and the annualized value of equity awards), the compensation paid to such executive’s peers within Zynga, and the compensation paid to executives in comparable positions at other companies within our peer group.

The equity grants made to our named executive officers during 2016 were allocated approximately 4.2% as PSUs, 55.4% as time-based stock options, and 40.4% as time-based ZSUs and are set forth below.  The grants provided to Mr. Gibeau, Mr. Griffin, Mr. Bromberg, and Mr. Kim are intended to cover the first five-years of employment.

	PSUs			Time-Based Equity
Name	Threshold (#)	Target (#)	Maximum (#)	Options (#)	ZSUs (#)	Grant Date Fair Value ($)(1)(2)
Mark Pincus	—	—	—	—	—	$—
Frank Gibeau	—	—	—	5,000,000	8,098,592	$22,801,252
Gerard Griffin	250,000	500,000	500,000	5,000,000	1,500,000	$12,644,371
Matt Bromberg	250,000	500,000	500,000	5,000,000	2,500,000	$14,846,298
Bernard Kim	250,000	500,000	500,000	5,000,000	2,500,000	$14,541,336
Michelle Quejado	—	—	—	—	—	$—
Devang Shah	—	—	—	—	—	$—

(1)

This column reflects the grant date fair value of the granted ZSUs and stock options, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions. For a discussion of the valuation of the granted ZSUs and stock options, see Notes to Consolidated Financial Statements at Note 10, “Stockholders Equity” in our 2016 Annual Report. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted ZSUs and stock options, the exercise of the granted stock options or the sale of the shares underlying the granted ZSUs and stock options.

(2)

This column reflects the grant date fair value of the granted 2016 PSUs for the “target” and “maximum” performance levels (i.e., if both the 2017 Bookings Condition and the 2017 Internal Adjusted EBITDA Margin Condition are achieved, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions. For a discussion of the valuation of the granted PSUs, see Notes to Consolidated Financial Statements at Note 10, “Stockholders Equity” in our Annual Report on Form 10-K for 2016. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted PSUs or the sale of the shares underlying the granted PSUs.  For more information regarding the 2016 PSUs see the information under the heading “Executive Compensation—Compensation Discussion & Analysis—Executive Compensation Program Components—PSUs.”

PSUs.  In 2016 we awarded PSUs to certain of our named executive officers.  In 2015 we did not utilize PSUs and focused on employee retention through the use of, among other things, time-based ZSUs and time-based stock options. However, with respect to our new named executive officers, we believed that a shift from time-based ZSUs to PSUs would incentivize pay-for-performance and greater accountability among our executives.  Each PSU entitles the holder to one share of Class A common stock for each PSU granted, subject to the achievement of predetermined performance goals and continued service to Zynga through each vesting date.

In 2016, we granted PSUs to each of Mr. Griffin, Mr. Bromberg, and Mr. Kim in connection with their hiring.  Mr. Gibeau was hired prior to the Compensation Committee’s introduction of PSUs, and therefore his equity awards consist entirely of time-based stock options and time-based ZSUs.  Vesting of the PSUs granted in 2016 (the “2016 PSUs”) is tied to Zynga achieving specific bookings and internally calculated (including changes in deferred revenue) adjusted EBITDA margin goals for 2017 (the “2017 Bookings Condition,” and the “2017 Internal Adjusted EBITDA Margin Condition,” respectively). These initial grants of PSUs were granted with a one-year performance period in order to drive achievement of critical near-term milestones of our turnaround.  The PSUs, if earned, are subject to a one-year vesting period as described below.

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The percentage of the 2016 PSUs that a named executive officer will earn based on achievement of the 2017 Bookings Condition or the 2017 Internal Adjusted EBITDA Margin Condition (or both) is set forth below:

2017 Bookings Condition	2017 Internal Adjusted EBITDA Margin Condition	PSUs Earned (%)
Not Achieved	Not Achieved	0%
Achieved	Not Achieved	50%
Not Achieved	Achieved	50%
Achieved	Achieved	100%

“Threshold,” “Target” and “Maximum” when used in this proxy statement with respect to 2016 PSUs have the following meanings:

•	“threshold” refers to only one of the 2017 Bookings Condition or the 2017 Internal Adjusted EBITDA Margin Condition, but not both, being achieved; and
•	“target” and “maximum” each refer to both the 2017 Bookings Condition and the 2017 Internal Adjusted EBITDA Margin Condition being achieved.

The earned 2016 PSUs will vest (i) 50% on the 15th day of the month that begins immediately following the filing of our Annual Report on Form 10-K for 2017 and (ii) 50% on the one year anniversary of that date, subject to continued service to Zynga through each vesting date.

Time-Based Equity.

Time-Based Stock Options.  Time-based stock options are granted with an exercise price equal to the closing sales price of our Class A common stock on the date of the grant (as quoted on the NASDAQ Global Select Market), so the stock options will have value to our executive officers only if the fair market value of our Class A common stock increases after the date of grant. Additionally, time-based stock options vest over multiple years, subject to continued service to Zynga through each vesting date.  Our Compensation Committee views stock options as inherently performance-based and an effective tool for driving long-term shareholder value creation.

In 2016 we granted time-based stock options to Mr. Gibeau, Mr. Griffin, Mr. Bromberg, and Mr. Kim in connection with their hiring.  The time-based stock options granted in 2016 have a five year vesting period rather than our typical four year vesting period. The following is the vesting schedule for the option grants made in 2016:

•	Mr. Gibeau: 5% will vest on the first quarter after the grant date, with an additional 5% vesting quarterly thereafter until fully vested; and
•	Mr. Griffin, Mr. Bromberg, and Mr. Kim: 20% will vest on the one-year anniversary of the grant date, with an additional 5% vesting quarterly thereafter until fully vested.

Timed-Based ZSUs.  Time-based ZSUs represent the right to receive one share of Zynga common stock for each unit granted, subject to continued employment.  Each ZSU entitles the holder to one share of Class A common stock for each ZSU granted, so the value of the ZSUs is tied to the performance of our Class A common stock. Additionally, time-based ZSUs vest over multiple years, subject to continued service to Zynga through each vesting date.

In 2016 we granted time-based ZSUs to our new named executive officers in connection with their hiring.  The ZSUs vest over five years in accordance with the same vesting schedule as described above for the time-based stock options.

As discussed under the heading “Executive Compensation—Compensation Discussion and Analysis—Executive Summary,” we “front-loaded” all of the time-based equity grants the Compensation Committee anticipated it would have granted to each of our new named executive officers over the next five years into 2016 (the year of hire); the Compensation Committee anticipates that it will not again grant annual equity awards to these named executive officers until 2021.

The Compensation Committee did not grant Mr. Shah or Mrs. Quejado any equity in 2016, as both Mr. Shah and Mrs. Quejado received substantial retention or promotion grants of time-based ZSUs in 2015.

other compensation information

Employment Agreements.  Each of our named executive officers has an offer letter which sets forth (i) that employment is on an “at-will” basis, (ii) the initial salary, target bonus, and equity awards for such named executive officer, and (iii) any severance benefits payable under certain circumstances.  We have no long-term employment agreements with our named executive officers.  The details of the offer letters for our named executive officers are disclosed in various places under heading “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosure contained in this proxy statement.

Signing Bonuses.  Mr. Bromberg received a signing bonus of $350,000 upon his hiring in order to compensate him for a forfeited bonus from his prior employer.  If Mr. Bromberg is terminated for cause or terminates employment for reasons other than a constructive termination (each as defined in Mr. Bromberg’s offer letter), in either case (i) prior to the one-year anniversary of his start date, he will be required to reimburse Zynga the full amount of the signing bonus; (ii) on or between the one-and two-year anniversary of his start date, he will be required to reimburse Zynga a pro-rata portion of the signing bonus, based on the number of days worked prior to termination.

Corporate Housing and Commuting Benefit.  Pursuant to Mr. Kim’s offer letter, we provide to Mr. Kim corporate housing in San Francisco, as well as a commuter benefit pursuant to which we reimburse Mr. Kim for all of his reasonable business expenses (including his travel expenses).  We also reimburse Mr. Kim for any increased tax liability associated with the corporate housing and commuter benefits.

Post-Employment Compensation.  In hiring our current and former executive officers, we recognized that many of our desired candidates were leaving the security of employment with more mature companies where they had existing severance and change of control compensation rights. Accordingly, we sought to develop compensation packages that could attract qualified candidates to fill our most critical positions, which required providing some protection in the event of an involuntary termination. At the same time, we were sensitive to the need to integrate new executive officers into our existing executive compensation structure. In general, our executives are provided offer letters at hire, which define employment as at-will and provide for initial salary and equity awards, as well as benefits upon various terminations.  Any payments or benefits upon a termination are subject to a release of claims and restrictive covenants, and we do not provide Section 280G gross-up payments for our named executive officers.  For a summary of the material terms and conditions of the severance and change in control agreements in effect as of December 31, 2016, see the information under the heading “Executive Compensation Tables—Potential Payments upon Termination or Change in Control.”

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Employee Benefits. We provide standard health, dental, vision, life, and disability insurance benefits to our executive officers, on the same terms and conditions as provided to all other eligible employees. Our executive officers may also participate in our broad-based 401(k) plan, which includes a company match up to 3% of an employee’s eligible salary.  The company match is tied to a three-year vesting schedule (less than one year of service, 0% vested; one to two years of service, 20% vested, two to three years of service, 40% vested; and more than three years of service, 100% vested). We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees.

Executive Stock Ownership Guidelines.  As discussed in more detail above under the heading “Corporate Governance—Stock Ownership Guidelines,” we maintain ownership guidelines for the executive officers to promote a long-term perspective in managing the enterprise and to help align the long-term interests of Zynga’s stockholders and its senior executives.

Compensation Recovery Policies. Our executive compensation recovery policy (the “executive clawback policy”) permits Zynga to seek recovery of some or all of incentive compensation paid or awarded to executive officers where: (i) the payment, award, or vesting of such incentive compensation was predicated upon the achievement of financial results that were the product of fraudulent activity or fraud or willful misconduct, and (ii) a lower amount of, or no award of, such incentive compensation would have been made to executive officers based on the restated financial results (i.e., the financial results that would have pertained absent such fraudulent activity or willful misconduct).  In such cases, the Board, if it determines appropriate in the circumstances and subject to applicable laws, may recover some or all of the incremental portion of the incentive compensation paid, vested, or awarded in excess of the incentive compensation that would have been paid, vested, or awarded based on the restated financial results, in each case on a “net” after tax basis.  In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Prohibitions on Hedging, Pledging, and Margining.  As discussed in more detail above under the heading “Corporate Governance—Hedging, Short Sale And Pledging Policies,” we maintain policies that prohibit our named executive officers from hedging and pledging our stock, or using our stock in a margin account.

Accounting and Tax Deductibility Treatment. The accounting impact of our compensation programs and the tax deductibility of our compensation programs (including pursuant to Section 162(m)) are each one of many factors that are considered in determining the size and structure of our programs, so that we can ensure that our compensation programs are reasonable and in the best interests of our stockholders.  While the Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) (which limits the amount that a public company may deduct from federal income taxes for remuneration paid to executive officers (other than the chief financial officer) to $1,000,000 per executive officer per year, unless certain requirements are met) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives.

compensation risk assessment

In 2017, FW Cook completed an assessment of Zynga’s 2016 compensation program to ascertain any potential material risks that may be created by the compensation programs. The assessment focused on policies and practices relating to the components of our compensation programs and arrangements, incentive-based equity and cash compensation features, potential concerns regarding risk-taking behavior and specific risk mitigation features. The assessment was presented to and discussed with the Compensation Committee. The Compensation Committee considered the findings of the assessment conducted as described above and concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on our business or our financial condition. The following compensation design features help minimize the incentives for excessive risk-taking:

•

our compensation program encourages our employees to remain focused on both our short-term and long-term goals. For example, while our variable cash compensation plans measured performance on a quarterly or an annual basis, our equity awards generally vest over four years, which we believe encourages our employees to focus on our long-term performance;

•	we have internal controls over our financial accounting and reporting;
•	we have a strong use of equity compensation, ensuring that our compensation program does not overemphasize short-term performance at the expense of long-term value creation;
•

the Compensation Committee provides independent oversight of our executive compensation program and conducts an annual review of target compensation levels and reviews the alignment of compensation with performance;

•	our equity compensation guidelines are based on market levels;
•	we maintain stock ownership guidelines for our executive officers and directors;
•

we maintain the executive clawback policy that authorizes the Board, if it determines appropriate in the circumstances and subject to applicable laws, to recoup a portion of incentive compensation paid to executive officers in the event of a restatement of Zynga’s financial results;

•	we prohibit executives and directors from placing company shares into a margin account; and
•	we prohibit all hedging transactions involving our common stock, which prevents our employees and directors from insulating themselves from the effects of our stock price performance.
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report of the compensation committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Zynga’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by:

The Compensation Committee of Board*
Sunil Paul (Chair)
William “Bing” Gordon
Louis J. Lavigne, Jr.

The information contained in the Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

* At the time of approval of the report of the Compensation Committee, the members of the Compensation Committee were Mr. Paul, Mr. Gordon, and Mr. Lavigne.

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executive compensation tables

summary compensation

The following table summarizes information regarding the compensation awarded to, earned by, or paid to, our named executive officers during 2016, 2015, and 2014, except in the cases of Mr. Gibeau, Mr. Griffin, Mr. Bromberg, and Mr. Kim, who were not employed by Zynga in 2015 or 2014 and in the case of Mrs. Quejado, who was not a named executive officer in 2014. All dollar amounts are rounded to the nearest whole dollar amount.

Name	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)		Total ($)
Mark Pincus	2016	$1		$—		$—	$—	$—	$—		$1
	2015	$1		$—		$—	$—	$—	$—		$1
	2014	$33,173		$—		$—	$—	$—	$135		$33,308
Frank Gibeau	2016	$818,589	(4)	$818,589	(5)	$17,088,029	$5,713,223	$—	$11,951	(6)	$24,450,381
Gerard Griffin	2016	$126,923	(7)	$88,846	(8)	$5,700,000	$6,944,371	$—	$—		$12,860,140
Matt Bromberg	2016	$199,038	(9)	$549,038	(10)	$8,200,000	$6,646,298	$—	$—		$15,594,374
Bernard Kim	2016	$276,602	(11)	$276,602	(12)	$8,025,000	$6,516,336	$—	$71,410	(13)	$15,165,951
Michelle Quejado	2016	$331,398		$69,813	(14)	$—	$—	$—	$6,305	(15)	$407,516
	2015	$227,817		$—		$1,309,400	$—	$—	$6,499	(15)	$1,543,716
Devang Shah	2016	$400,000		$84,000		$—	$—	$—	$—		$484,000
	2015	$400,000		$—		$1,450,000	$—	$—	$7,950	(15)	$1,857,950
	2014	$340,625		$—		$456,000	$—	$—	$563		$797,188

(1)

This column reflects the grant date fair value of the granted ZSUs/PSUs, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions. For a discussion of the valuation of the granted ZSUs/PSUs, see Notes to Consolidated Financial Statements at Note 10, “Stockholders Equity” in our 2016 Annual Report. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted ZSUs/PSUs or the sale of the shares underlying the granted ZSUs/PSUs.

(2)

This column represents the grant date fair value of stock options, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions. For additional information on the valuation assumptions, see Notes to Consolidated Financial Statements at Note 10, “Stockholders’ Equity” in our 2016 Annual Report. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the stock options, the exercise of stock options, or the sale of the shares underlying such stock options.

(3)

This column does not include any imputed income with respect to group life, health, hospitalization, or medical reimbursement plans as Zynga’s plans (i) do not discriminate in favor of the named executive officers in scope, terms, or operation and (ii) are available generally to all salaried employees of Zynga.

(4)	Represents Mr. Gibeau’s pro-rated salary for the actual number of days employed by Zynga in 2016.
(5)	Pursuant to Mr. Gibeau’s offer letter, Mr. Gibeau was guaranteed a bonus for 2016 equal to his target bonus, pro-rated for the actual number of days employed by Zynga in 2016.
(6)

Represents the cash portion of the annual Board retainer paid to Mr. Gibeau in 2016 for the 2015-2016 term, pro-rated for the number of days that Mr. Gibeau was a “non-employee” director in 2016.  Mr. Gibeau ceased to be a “non-employee” director as defined by our Non- Employee Director Compensation Policy effective as of March 7, 2016 when he was appointed Chief Executive Officer.  Mr. Gibeau’s stock awards granted to him as compensation for being a non-employee director that were unvested as of March 7, 2016 were cancelled as of that date pursuant to Mr. Gibeau’s offer letter relating to his appointment as Chief Executive Officer.

(7)	Represents Mr. Griffin’s pro-rated salary for the actual number of days employed by Zynga in 2016.
(8)	Mr. Griffin’s bonus for 2016 was pro-rated for the actual number of days employed by Zynga in 2016.
(9)	Represents Mr. Bromberg’s pro-rated salary for the actual number of days employed by Zynga in 2016.
(10)

Pursuant to Mr. Bromberg’s offer letter, Mr. Bromberg was guaranteed a bonus for 2016 equal to his target bonus, pro-rated for the actual number of days employed by Zynga in 2016.  $350,000 of this figure represents a one-time signing bonus paid to Mr. Bromberg at the time of hire to compensate him for a forfeited bonus from his prior employer.  If Mr. Bromberg is terminated for cause or terminates employment for reasons other than a constructive termination (each as defined in Mr. Bromberg’s offer letter), in either case (i) prior to the one-year anniversary of his start date, he will be required to reimburse Zynga the full amount of the signing bonus; (ii) on or between the one-and two-year anniversary of his start date, he will be required to reimburse Zynga a pro-rata portion of the signing bonus, based on the number of days worked prior to termination.

(11)	Represents Mr. Kim’s pro-rated salary for the actual number of days employed by Zynga in 2016.
(12)	Pursuant to Mr. Kim’s offer letter, Mr. Kim was guaranteed a bonus for 2016 equal to his target bonus, pro-rated for the actual number of days employed by Zynga in 2016.
(13)

Consists of (i) $55,759, which represents the value of corporate housing in San Francisco and (ii) $15,651, which represents the value of the commuter benefits provided to Mr. Kim in connection with his employment, in each case inclusive of any tax gross-up provided to Mr. Kim.

(14)	$30,000 of this figure represents a “spot bonus” paid to Mrs. Quejado at the end of 2016 (at a time that Mrs. Quejado was no longer our Interim Chief Financial Officer or Chief Accounting Officer).
(15)	Represents amount of 401k plan match contributions made by Zynga.

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grants of plan-based awards

The following table shows all plan-based awards granted to the named executive officers during 2016. The equity awards granted during 2016 identified in the following table are also reported in “Outstanding Equity Awards.” All dollar amounts are rounded to the nearest whole dollar amount.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards						All other stock awards: Number of shares of		All other option awards: Number of securities underlying		Exercise or base price of option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		stock or units (#)		options (#)		awards ($/Sh)	Option Awards(1)
Mark Pincus	—	—	—	—	—		—		—		—		—		—	$—
Frank Gibeau	3/4/2016	—	—	—	—		—		—		—		5,000,000	(2)	$2.28	$5,713,223
	2/29/2016	—	—	—	—		—		—		8,098,592	(2)	—		—	$17,088,029
Gerard Griffin	10/15/2016	—	—	—	—		—		—		—		5,000,000	(3)	$2.85	$6,944,371
	10/15/2016	—	—	—	—		—		—		1,500,000	(3)	—		—	$4,275,000
	10/15/2016	—	—	—	250,000	(4)	500,000	(4)	500,000	(4)	—		—		—	$1,425,000
Matt Bromberg	8/15/2016	—	—	—	—		—		—		—		5,000,000	(5)	$2.71	$6,646,298
	8/15/2016	—	—	—	—		—		—		2,500,000	(5)	—		—	$6,775,000
	10/15/2016	—	—	—	250,000	(4)	500,000	(4)	500,000	(4)	—		—		—	$1,425,000
Bernard Kim	6/15/2016	—	—	—	—		—		—		—		5,000,000	(6)	$2.64	$6,516,336
	6/15/2016	—	—	—	—		—		—		2,500,000	(6)	—		—	$6,600,000
	10/15/2016	—	—	—	250,000	(4)	500,000	(4)	500,000	(4)	—		—		—	$1,425,000
Michelle Quejado	—	—	—	—	—		—		—		—		—		—	$—
Devang Shah	—	—	—	—	—		—		—		—		—		—	$—

(1)

This column reflects the grant date fair value of the granted ZSUs/PSUs and stock options, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions. For a discussion of the valuation of the granted ZSUs/PSUs and stock options, see Notes to Consolidated Financial Statements at Note 10, “Stockholders Equity” in our 2016 Annual Report. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted ZSUs/PSUs and stock options, the exercise of the granted stock options or the sale of the shares underlying the granted ZSUs/PSUs and stock options.

(2)

Represents time-based stock options/ZSUs that vest as follows:  5% of the stock options/ZSUs vested on June 15, 2016, with an additional 5% of the stock options/ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(3)

Represents time-based stock options/ZSUs that vest as follows:  20% of the stock options/ZSUs vest on October 15, 2017, with an additional 5% of the stock options/ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(4)

Represents performance-based ZSUs that vest as follows:  50% on the 15th day of the month that begins immediately following the filing of our Annual Report on Form 10-K for 2017 and (ii) 50% on the one year anniversary of that date, subject to continued service to Zynga through each vesting date.  Performance criteria for the performance-based ZSUs is discussed under the heading “Executive Compensation—Compensation Discussion & Analysis—Executive Compensation Program Components—Performance-Based ZSUs.”

(5)

Represents time-based stock options/ZSUs that vest as follows:  20% of the stock options/ZSUs vest on August 15, 2017, with an additional 5% of the stock options/ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(6)

Represents time-based stock options/ZSUs that vest as follows:  20% of the stock options/ZSUs vest on June 15, 2017, with an additional 5% of the stock options/ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

zynga	2017 proxy statement	32

outstanding equity awards

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2016.  Dollar amounts, except exercise prices, are rounded to the nearest whole dollar.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mark Pincus	800,000	(2)	—		$0.12815	11/19/2018	—		—		—		$—
	6,400,000	(2)	—		$0.17065	4/30/2019	—		—		—		$—
Frank Gibeau	750,000	(3)	4,250,000	(3)	$2.28	3/3/2026	—		—		—		$—
	—		—		—	—	6,883,803	(3)	17,691,374	(3)	—		$—
Gerard Griffin	—		5,000,000	(4)	$2.85	10/14/2026	—		—		—		$—
	—		—		—	—	1,500,000	(4)	$3,855,000		—		$—
	—		—		—	—	—		—		250,000	(5)	$642,500
Matt Bromberg	—		5,000,000	(6)	$2.71	8/15/2026	—		—		—		$—
	—		—		—	—	2,500,000	(6)	$6,425,000		—		$—
	—		—		—	—	—		—		250,000	(5)	$642,500
Bernard Kim	—		5,000,000	(7)	$2.64	6/15/2026	—		—		—		$—
	—		—		—	—	2,500,000	(7)	$6,425,000		—		$—
	—		—		—	—	—		—		250,000	(5)	$642,500
Michelle Quejado	—		—		—	—	140,625	(8)	$361,406		—		$—
	—		—		—	—	30,000	(9)	$77,100		—		$—
	—		—		—	—	112,500	(10)	$289,125		—		$—
Devang Shah	50,000	(11)	—		$2.80	8/31/2022	—		—		—		$—
	150,000	(12)	50,000	(12)	$4.11	12/13/2023	—		—		—		$—
	—		—		—	—	3,125	(13)	$8,031		—		$—
	—		—		—	—	7,500	(14)	$19,275		—		$—
	—		—		—	—	25,000	(15)	$64,250		—		$—
	—		—		—	—	150,000	(16)	$385,500		—		$—
	—		—		—	—	312,500	(17)	$803,125		—		$—

(1)

Represents the market value of the shares underlying the granted ZSUs/PSUs as of December 31, 2016, based on the closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $2.57 per share on December 30, 2016 (the last trading day of 2016).

(2)	Represents stock options to purchase shares of Class B common stock.
(3)

Represents time-based stock options/ZSUs that vest as follows:  5% of the stock options/ZSUs vested on June 15, 2016, with an additional 5% of the stock options/ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(4)

Represents time-based stock options/ZSUs that vest as follows:  20% of the stock options/ZSUs vest on October 15, 2017, with an additional 5% of the stock options/ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(5)

Represents PSUs that vest as follows:  50% on the 15th day of the month that begins immediately following the filing of our Annual Report on Form 10-K for 2017 and (ii) 50% on the one year anniversary of that date, subject to continued service to Zynga through each vesting date.  Performance criteria for the PSUs is discussed under the heading “Executive Compensation—Compensation Discussion & Analysis—Executive Compensation Program Components—PSUs.”

(6)

Represents time-based stock options/ZSUs that vest as follows:  20% of the stock options/ZSUs vest on August 15, 2017, with an additional 5% of the stock options/ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(7)

Represents time-based stock options/ZSUs that vest as follows:  20% of the stock options/ZSUs vest on June 15, 2017, with an additional 5% of the stock options/ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(8)

Represents time-based ZSUs that vest as follows:  25% of the ZSUs vest on March 15, 2016, with an additional 6.25% of the ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(9)	Represents time-based ZSUs that vest as follows: 50% of the ZSUs vest on May 15, 2016 and 50% of the ZSUs vest on May 15, 2017, subject to continued service to Zynga through each vesting date.
(10)

Represents time-based ZSUs that vest as follows:  25% of the ZSUs vest on November 15, 2016, with an additional 6.25% of the ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(11)

Represents time-based stock options that vest as follows:  25% of the stock options vest on April 15, 2013, with an additional 1/48th of the stock options vesting monthly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(12)

Represents time-based stock options that vest as follows:  25% of the stock options vest on December 15, 2014, with an additional 1/48th of the stock options vesting monthly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(13)

Represents time-based ZSUs that vest as follows:  25% of the ZSUs vest on February 15, 2014 with an additional 6.25% of the ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(14)

Represents time-based ZSUs that vest as follows:  25% of the ZSUs vest on August 15, 2014, with an additional 6.25% of the ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(15)

Represents time-based ZSUs that vest as follows:  25% of the ZSUs vest on December 15, 2014, with an additional 6.25% of the ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(16)

Represents time-based ZSUs that vest as follows:  25% of the ZSUs vest on October 15, 2015, with an additional 6.25% of the ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date.

(17)

Represents time-based ZSUs that vest as follows:  6.25% of the ZSUs vest on July 15, 2015, with an additional 6.25% of the ZSUs vesting quarterly thereafter until fully vested, subject to continued service to Zynga through each vesting date

zynga	2017 proxy statement	33

stock option exercises and stock vested

The following table shows information regarding stock options that were exercised and ZSUs that vested with respect to our named executive officers during 2016.  All dollar amounts are rounded to the nearest whole dollar amount.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark Pincus	—	$—	—	$—
Frank Gibeau	—	$—	1,214,787	$3,397,354
Gerard Griffin	—	$—	—	$—
Matt Bromberg	—	$—	—	$—
Bernard Kim	—	$—	—	$—
Michelle Quejado	—	$—	176,875	$453,219
Devang Shah	—	$—	298,750	$772,750

(1)

The value realized equals the fair market value of the Class A common stock underlying the stock option on the exercise date minus the exercise price, multiplied by the number of stock options exercised.

(2)	The value realized equals the fair market value of the Class A common stock underlying the ZSUs on the vesting date multiplied by the number of ZSUs that vested.

pension benefits

We do not have any defined benefit pension plans.

nonqualified deferred compensation

We do not offer any nonqualified deferred compensation plans.

potential payments upon termination or change in control

non-change in control

Pursuant to Mr. Gibeau’s, Mr. Griffin’s, Mr. Bromberg’s, and Mr. Kim’s respective offer letters, (i) if Zynga terminates such named executive officer’s employment without cause, (ii) if such named executive officer resigns in a constructive termination, or (iii) in the case of Mr. Gibeau, his employment ceases due to his death or disability (each as described in the applicable offer letter), subject to such named executive officer’s execution and non-revocation of a release of claims against Zynga and such named executive officer’s continued compliance with certain restrictive covenants, Zynga will pay such named executive officer the following severance benefits:  (x) a separation payment equal to one times such named executive officer’s annual salary plus such named executive officer’s target bonus for the year in which the termination occurred, with such bonus pro-rated for the number of days such named executive officer worked for Zynga in such year (paid in a lump sum), (y) accelerated vesting of such named executive officer’s time-based equity awards that would have vested in the one year period following such termination (for the avoidance of doubt, PSUs are not accelerated in connection with such a termination), and (z) in the event of a termination without cause or resignation in a constructive termination, COBRA premiums for up to 12 months following termination. If the severance payments constitute an “excess parachute payment” within the meaning of Section 280G of the IRC, Zynga is not required to provide reimbursement for any excise taxes imposed.

We entered into a retention agreement with Mr. Shah in 2015 because we felt retention of Mr. Shah to be critical to Zynga’s transition after Don Mattrick’s employment with Zynga as Chief Executive Officer terminated in 2015.  Pursuant to Mr. Shah’s retention agreement, (i) if Zynga terminates Mr. Shah’s employment without cause or (ii) if Mr. Shah resigns for good reason (each as described in Mr. Shah’s retention agreement), subject to Mr. Shah’s execution and non-revocation of a release of claims against Zynga and his continued compliance with certain restrictive covenants, Zynga will pay him the following severance benefits: (x) a separation payment equal to six months of his annual salary and target bonus for the year in which the termination occurred (paid in a lump sum) and (y) accelerated vesting of Mr. Shah’s time-based equity awards that would have vested in the six month period following such termination.  If the severance payments constitute an “excess parachute payment” within the meaning of Section 280G of the IRC, Zynga is not required to provide reimbursement for any excise taxes imposed.

zynga	2017 proxy statement	34

The following table sets forth estimates of the benefits that our named executive officers would have received in the event of a termination without cause or a resignation in a constructive termination or a termination due to death or disability, in each case not in connection with a change in control (assuming the termination occurred on December 31, 2016).

	Termination in connection with Death or Disability			Qualifying Termination
Name	Cash Severance ($)	Equity Acceleration ($)(1)	Total ($)	Cash Severance ($)	Continued Benefits ($)(2)	Equity Acceleration ($)(1)	Total ($)
Mark Pincus	$—	$—	$—	$—	$—	$—	$—
Frank Gibeau	$1,818,589	$4,452,676	$6,271,265	$1,818,589	$20,844	$4,452,676	$6,292,109
Gerard Griffin	$—	$—	$—	$626,923	$20,844	$771,000	$1,418,767
Matt Bromberg	$—	$—	$—	$699,038	$20,844	$1,606,250	$2,326,132
Bernard Kim	$—	$—	$—	$776,602	$20,844	$1,927,500	$2,724,946
Michelle Quejado	$—	$—	$—	$—	$—	$—	$—
Devang Shah	$—	$—	$—	$440,000	$—	$310,006	$750,006

(1)

Represents (i) for accelerated ZSUs, the market value of the shares underlying the accelerated ZSUs as of December 30, 2016 (the last trading day of 2016), based on the closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $2.57 per share on December 30, 2016 (the last trading day of 2016) and (ii) for accelerated stock options, the positive spread, if any, between the closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $2.57 per share on December 30, 2016 (the last trading day of 2016) and the applicable stock option exercise price. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted ZSUs and stock options, the exercise of the granted stock options or the sale of the shares underlying the granted ZSUs and stock options.

(2)	Assumes that the named executive officer elected to receive COBRA premiums, if provided to the named executive officer, for the full applicable post-termination period.

change in control

Each of our employees at the level of vice president or above, unless expressly provided otherwise in a written agreement between Zynga and such employee, is eligible to participate in the Zynga Inc. Change in Control Severance Benefit Plan (the “Change in Control Plan”) if such employee’s eligibility is approved by the Board or a committee thereof. Upon a change in control (as defined in the Change in Control Plan), each then-current participant (including a participant who, within 30 days before a change in control, suffers an involuntary termination without cause or a resignation in a constructive termination) will receive, in exchange for a release of claims, accelerated vesting of 25% of the total number of shares (or such lesser number as remain unvested) subject to each equity award held by such participant. Additionally, for participants who are at the level of senior vice president or above, if such participant suffers an involuntary termination without cause or a resignation in a constructive termination within 30 days before or 18 months following a change in control, he or she will receive, in exchange for a release of claims, accelerated vesting of an additional 25% of the total number of shares subject to each equity award held by such participant.  The Change in Control Plan does not provide for cash severance.

Pursuant to Mr. Griffin’s, Mr. Bromberg’s and Mr. Kim’s respective PSU agreements, in the event of a change in control, 100% of the granted PSUs will be deemed outstanding and subject to the acceleration provisions of the Change in Control Plan.

The Change in Control Plan is designed to provide an internally consistent and equitable standard of accelerated vesting benefits, triggers and conditions for our more senior level employees. We believe that a pre-existing plan like the Change in Control Plan will allow our executive officers to focus on continuing normal business operations and the success of a potential business combination that may not be in their personal best interests, and to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. We believe the size and terms of the benefits provide an appropriate balance between the costs and benefits to stockholders. We also believe these benefits are consistent with the benefits offered by companies with whom we compete for talent, and so allow us to recruit and retain key executive talent.

Pursuant to Mr. Gibeau’s offer letter, upon a change in control, 25% of Mr. Gibeau’s unvested time-based equity awards will accelerate and vest in full; in the event of a change in control where the successor corporation does not assume Mr. Gibeau’s time-based equity awards or substitute Mr. Gibeau’s time-based equity awards for substantially similar awards with the same or a more favorable vesting schedule (“Replacement Equity”), then all of Mr. Gibeau’s time-based equity awards will accelerate and vest in full.  Additionally, (i) if Zynga terminates Mr. Gibeau’s employment without cause or (ii) if Mr. Gibeau resigns in a constructive termination (each as described in Mr. Gibeau’s respective offer letter), in either case during the 30-day period immediately preceding a change in control or the 18-month period following a change in control, subject to Mr. Gibeau’s execution and non-revocation of a release of claims against Zynga and his continued compliance with certain restrictive covenants, Zynga will pay Mr. Gibeau the following severance benefits:  (w) a separation payment equal to two times the sum of Mr. Gibeau’s annual base salary and his target bonus for the year in which the termination occurred (paid in a lump sum), (x) a separation payment equal to Mr. Gibeau’s target bonus for the year in which the termination occurred, with such bonus pro-rated for the number of days Mr. Gibeau worked for Zynga in such year (paid in a lump sum), (y) accelerated vesting of all of Mr. Gibeau’s unvested time-based equity awards, and (z) COBRA premiums for up to 18 months following termination.  If the severance payments constitute an “excess parachute payment” within the meaning of Section 280G of the IRC, Zynga is not required to provide reimbursement for any excise taxes imposed.

zynga	2017 proxy statement	35

The following table sets forth estimates of the benefits that our named executive officers would have received in the event of a change of control (assuming the change in control occurred on December 31, 2016).

	With Replacement Equity(1)	Without Replacement Equity(1)
Name	Equity Acceleration ($)(2)	Equity Acceleration ($)(2)
Mark Pincus	$—	$—
Frank Gibeau	$4,730,969	$18,923,874
Gerard Griffin	$1,285,000	$1,285,000
Matt Bromberg	$1,927,500	$1,927,500
Bernard Kim	$1,927,500	$1,927,500
Michelle Quejado	$181,908	$181,908
Devang Shah	$320,045	$320,045

(1)	Only Mr. Gibeau has differing equity acceleration treatment if there is a change in control with Replacement Equity.
(2)

Represents (i) for accelerated ZSUs/PSUs, the market value of the shares underlying the accelerated ZSUs/PSUs as of December 30, 2016 (the last trading day of 2016), based on the closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $2.57 per share on December 30, 2016 (the last trading day of 2016) and (ii) for accelerated stock options, the positive spread, if any, between the closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $2.57 per share on December 30, 2016 (the last trading day of 2016) and the applicable stock option exercise price. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted ZSUs/PSUs and stock options, the exercise of the granted stock options or the sale of the shares underlying the granted ZSUs/PSUs and stock options.

The following table sets forth estimates of the benefits that our named executive officers would have received in the event of a termination without cause or a resignation in a constructive termination in connection with a change of control (assuming the change in control and the termination occurred on December 31, 2016).

Name	Cash Severance ($)	Continued Benefits ($)(1)		Equity Acceleration($)(2)	Total ($)
Mark Pincus	$—	$—		$—	$—
Frank Gibeau	$4,818,589	$32,064	(3)	$18,923,874	$23,774,527
Gerard Griffin(4)	$—	$—		$2,570,000	$2,570,000
Matt Bromberg(4)	$—	$—		$3,855,000	$3,855,000
Bernard Kim(4)	$—	$—		$3,855,000	$3,855,000
Michelle Quejado	$—	$—		$181,908	$181,908
Devang Shah(5)	$440,000	$—		$310,006	$750,006

(1)	Assumes that the named executive officer elected to receive COBRA premiums, if provided to the named executive officer, for the full applicable post-termination period.
(2)

Represents (i) for accelerated ZSUs/PSUs, the market value of the shares underlying the accelerated ZSUs/PSUs as of December 30, 2016 (the last trading day of 2016), based on the closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $2.57 per share on December 30, 2016 (the last trading day of 2016) and (ii) for accelerated stock options, the positive spread, if any, between the closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $2.57 per share on December 30, 2016 (the last trading day of 2016) and the applicable stock option exercise price. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted ZSUs/PSUs and stock options, the exercise of the granted stock options or the sale of the shares underlying the ZSUs/PSUs.

(3)	COBRA premiums payable in 2018 are calculated based on applying a national average assumption on premium increases to the COBRA premiums payable in 2017.
(4)

Pursuant to the named executive officer’s offer letter, if the severance benefits that such named executive officer would receive with respect to a termination other than in connection with a change in control (as described under the heading “Executive Compensation Tables—Potential Payments upon Termination or Change in Control—Non-Change in Control”) are greater than the severance benefits such named executive officer would receive under the Change in Control Plan, then such named executive officer will receive the non-change in control severance benefits in lieu of any benefits otherwise payable to such named executive officer under the Change in Control Plan.  This table shows the benefits payable to the named executive officer under the Change in Control Plan as such benefits are greater than the benefits payable to the named executive officer under the named executive officer’s offer letter if the change in control and the termination occurred on December 31, 2016.

(5)

Pursuant to Mr. Shah’s retention agreement, if the severance benefits that Mr. Shah would receive with respect to a resignation for good reason pursuant to his retention agreement (as described under the heading “Executive Compensation Tables—Potential Payments upon Termination or Change in Control—Non-Change in Control”) are greater than the severance benefits Mr. Shah would receive under the Change in Control Plan, then Mr. Shah will receive the severance benefits payable to Mr. Shah pursuant to his retention agreement in lieu of any benefits otherwise payable to Mr. Shah under the Change in Control Plan.  This table shows the benefits payable to Mr. Shah under his retention agreement as such benefits would have been greater than the benefits payable to Mr. Shah under the Change in Control Plan if the change in control and the termination occurred on December 31, 2016.

zynga	2017 proxy statement	36

equity compensation plan information

The following table provides certain information, as of December 31, 2016, with respect to all of Zynga’s equity compensation plans in effect as of December 31, 2016 (which consist of the 2007 Equity Incentive Plan, the 2011 Equity Incentive Plan, and the 2011 Employee Stock Purchase Plan). No warrants are outstanding under any of the foregoing plans. All of our equity compensation plans that were in effect as of December 31, 2016 were adopted with the approval of Zynga’s security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (c)(2)
Equity compensation plans approved by security holders(3)	96,307,311	$2.075625	198,670,744	(4)
Equity compensation plans not approved by security holders	—	$—	—
TOTAL	96,307,311	$2.075625	198,670,744	(4)

(1)

The calculation of the weighted-average exercise price of the outstanding stock options and rights excludes the shares of common stock included in column (a) that are issuable upon the vesting of then-outstanding ZSUs because ZSUs have no exercise price.

(1)	Excludes securities reflected in column (a).
(1)

Stock awards issued under the 2007 Equity Incentive Plan were settled in shares of Class B common stock. Stock awards issued under our 2011 Equity Incentive Plan and shares purchased pursuant to our 2011 Employee Stock Purchase Plan are settled in shares of Class A common stock. The Class B common stock is convertible into shares of Class A common stock at any time at the option of the holder on a 1-for-1 basis.

(1)

Includes 107,320,231 and 91,350,513 shares of Class A common stock available for issuance under the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan, respectively. There are no further shares available for issuance under the 2007 Equity Incentive Plan.

zynga	2017 proxy statement	37

proposal 4 — ratification of selection of independent registered public accounting firm

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

The Audit Committee of the Board has selected Ernst & Young as Zynga’s independent registered public accounting firm for 2017 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited Zynga’s financial statements since we were founded in 2007. In making its selection, the Audit Committee annually reviews Ernst & Young’s independence, periodically considers whether to rotate the independent registered public accounting firm, and considers the advisability and potential impact of selecting a different independent registered accounting firm. Additionally, the Audit Committee monitors the rotation of the partners assigned to our audit engagement team in accordance with applicable laws and rules. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as Zynga’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its sole discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Zynga and its stockholders.

principal accountant fees and services

The following table represents aggregate fees (in thousands) billed to Zynga for 2016 and 2015, by Ernst & Young, Zynga’s principal accountant.  All fees described were pre-approved by the Audit Committee.

Type of Fees	2016	2015
Audit Fees(1)	$3,494	$3,148
Audit-related Fees	$—	$—
Tax Compliance Fees(2)	$508	$630
Tax Advisory Fees(3)	$237	$233
All Other Fees	$3	$2
TOTAL FEES	$4,241	$4,013

(1)

Includes the aggregate fees related to the audits of our annual consolidated financial statements and effectiveness of internal controls over financial reporting, the reviews of our interim financial statements and services rendered in connection with the filing of our registration statement on Form S-8, and fees related to accounting consultation and statutory audit services for certain of our foreign subsidiaries.

(2)	Includes preparation and review of various tax filings.
(3)	Includes advising on international tax structure and various other tax issues.

In connection with the audit of the financial statements for 2016, Zynga entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for Zynga. That agreement is subject to alternative dispute resolution procedures.

pre-approval policies and procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Zynga’s independent registered public accounting firm, Ernst & Young. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

report of the audit committee

The Audit Committee of the Board of Directors is comprised of three non-employee directors. At the time of approval of this report, the members of the Audit Committee are Louis J. Lavigne, Jr., as Chair, Sunil Paul, and Ellen F. Siminoff. The Board of Directors has determined that each Audit Committee member is an independent director and meets the requirements and financial literacy standards of the NASDAQ listing standards. The Audit Committee operates under a written charter, which was most recently amended in April 2016. Among its other functions, the Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm (“independent auditors”).

Management has the responsibility of preparing the Company’s financial statements and periodic reports, and it is the responsibility of the independent auditors to audit those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company and the independent auditors, Ernst & Young. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by AS 1301 (formerly AS No. 16) as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also discussed with the independent auditors the overall scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.

The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

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The Audit Committee has discussed with the independent auditors, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the Company’s audited financial statements, representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC. Submitted by:

The Audit Committee of the Board
Louis J. Lavigne, Jr. (Chair)
Sunil Paul
Ellen F. Siminoff

The information contained in the Report of the Audit Committee shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

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other business for consideration

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to it, no other business is to be brought before the Annual Meeting except as specified in Notice. As to any business that may properly come before the Annual Meeting, however, it is the intention of each person named as a proxy holder in the proxy card to vote on those matters in accordance with his best judgment.

zynga	2017 proxy statement	40

security ownership of certain beneficial owners and management

The following table sets forth certain information regarding the beneficial ownership of Zynga’s common stock as of February 28, 2017 (except as otherwise noted below) by: (i) each nominee for director; (ii) each of our named executive officers; (iii) all of our named executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Class A common stock, Class B common stock, or Class C common stock.

Except as specified in the following sentence, beneficial ownership is determined according to the rules of the SEC and generally means that (i) shares subject to stock options currently exercisable or exercisable within 60 days of February 28, 2017 and (ii) ZSUs vesting within 60 days of February 28, 2017 are deemed to be outstanding for computing the percentage ownership of the stockholder holding those stock options and ZSUs but not for any other stockholder. For purposes of the Class A common stock beneficial ownership reflected in the table below, shares of Class B common stock or Class C common stock are not included in such stockholder’s ownership of Class A common stock on an as-converted basis, as to avoid double counting.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Zynga Inc., 699 8th Street, San Francisco, CA 94103.

	Shares Beneficially Owned(1)
	Class A		Class B		Class C
Name of Beneficial Owner	Shares	Ownership	Shares	Ownership	Shares	Ownership	Total Ownership(2)	Total Voting(3)
>5% Stockholders:
Mark Pincus(4)	169,875	*	70,645,846	91.3%	20,517,472	100.0%	10.3%	69.8%
The Vanguard Group(5)	55,001,489	7.0%	—	*	—	*	6.3%	2.0%
Eminence Capital(6)	57,427,296	7.3%	—	*	—	*	6.5%	2.1%
Dimensional Fund Advisors(7)	48,609,994	6.2%	—	*	—	*	5.5%	1.8%
Contour Asset Management(8)	44,209,613	5.6%	—	*	—	*	5.0%	1.6%
Named Executive Officers and Directors:
Mark Pincus(4)	169,875	*	70,645,846	91.3%	20,517,472	100.0%	10.3%	69.8%
Frank Gibeau(9)	2,115,834	*	—	*	—	*	*	*
Gerard Griffin	—	*	—	*	—	*	*	*
Matt Bromberg	—	*	—	*	—	*	*	*
Bernard Kim	800	*	—	*	—	*	*	*
Michelle Quejado(10)	143,163	*	—	*	—	*	*	*
Devang Shah(11)	338,542	*	—	*	—	*	*	*
L. John Doerr(12)	10,922,621	1.4%	2,446,642	3.5%	—	*	1.5%	1.0%
Dr. Regina E. Dugan(13)	200,275	*	—	*	—	*	*	*
William “Bing” Gordon(14)	813,519	*	1,782,010	2.5%	—	*	*	*
Louis J. Lavigne, Jr.(15)	134,752	*	—	*	—	*	*	*
Sunil Paul(16)	341,414	*	—	*	—	*	*	*
Ellen F. Siminoff(17)	428,759	*	—	*	—	*	*	*
Carol G. Mills(18)	6,535	*	—	*	—	*	*	*
Janice M. Roberts(19)	6,535	*	—	*	—	*	*	*
All named executive officers and directors as a group(20)	15,622,623	2.0%	73,092,488	94.4%	20,517,472	100.0%	12.3%	70.9%

(*)	Represents beneficial ownership of less than one percent of the applicable class of outstanding common stock.
(1)

This table is based upon information supplied by our named executive officers, directors, and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Zynga believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable ownership percentages are based on 787,879,556 shares of our Class A common stock, 70,201,337 shares of our Class B common stock and 20,517,472 shares of our Class C common stock outstanding as of February 28, 2017, adjusted as required by rules promulgated by the SEC.

(1)	Total ownership percentage represents ownership with respect to all shares of our Class A common stock, Class B common stock, and Class C common stock, as a single class.
(1)

Total voting power percentage represents voting power with respect to all shares of our Class A common stock, Class B common stock and Class C common stock, as a single class.  Each holder of Class C common stock is entitled to 70 votes per share of Class C common stock, each holder of Class B common stock is entitled to seven votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote.

(1)

Consists of (i) 169,875 shares of Class A common stock held directly by Mr. Pincus; (ii) 34,352,912 shares of Class B common stock held directly by Mr. Pincus; (iii) 1,327,300 shares of Class B common stock held jointly by Mr. Pincus and Alison Gelb Pincus, Mr. Pincus’ wife; (iv) 27,765,634 shares of Class B common stock held directly by Ogden Enterprises LLC, of which Mr. Pincus serves as manager; (vi) 7,200,000 shares of Class B common stock issuable upon exercise of stock options held directly by Mr. Pincus that are fully vested and exercisable; and (v) 20,517,472 shares of Class C common stock held directly by Mr. Pincus.  Excludes 1,440,000 shares of Class B common stock held directly by Mr. Pincus’ wife.

(1)

Based on a Schedule 13G amendment filed with the SEC on February 14, 2017 by The Vanguard Group (“Vanguard”). In such Schedule 13G amendment, Vanguard indicates it is the beneficial owner of 55,001,489 shares of Class A common stock, has sole voting power over 454,011 shares of Class A common stock, has shared voting power over 88,511 shares of Class A common stock, has sole dispositive power over 54,499,733 shares of Class A common stock and has shared dispositive power over 501,756 shares of Class A common stock. In such Schedule 13G amendment, Vanguard lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(1)

Based on a Schedule 13G amendment filed with the SEC on February 14, 2017 by Eminence Capital, LP (“Eminence LP”), Eminence GP, LLC (“Eminence GP”) and Ricky C. Sandler (“Sandler” and collectively with Eminence LP and Eminence GP, “Eminence”). In such Schedule 13G amendment, Eminence indicated (i) Eminence LP is the beneficial owner of 57,351,121 shares of Class A common stock, has sole voting power over 0 shares of Class A common stock, has shared voting power over 57,351,121 shares of Class A common stock, has sole dispositive power over 0 shares of Class A common stock and has shared dispositive power over 57,351,121 shares of Class A common stock, (ii) Eminence GP is the beneficial owner of 44,237,620 shares of Class A common stock, has sole voting power over 0 shares of Class A common stock, has shared voting power over 44,237,620 shares of Class A common stock, has sole dispositive power over 0 shares of Class A common stock and has shared dispositive power over 44,237,620 shares of Class A common stock and (iii) Sandler is the beneficial owner of 57,427,296 shares of Class A common stock, has sole voting power over 76,175 shares of Class A common stock, has shared voting power over 57,351,121 shares of Class A common stock, has sole dispositive power over 76,175 shares of Class A common stock and has shared dispositive power over 57,351,121 shares of Class A common stock. In such Schedule 13G amendment, Eminence lists its address as 65 East 55th Street, 25th Floor, New York, NY 10022.

(1)

Based on a Schedule 13G filed with the SEC on February 9, 2017 by Dimensional Fund Advisors. In such Schedule 13G, Dimensional Fund Advisors indicates it is the beneficial owner of 48,609,994 shares of Class A common stock, has sole voting power over 47,656,524 shares of Class A common stock

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and has sole dispositive power over 48,609,994 shares of Class A common stock.  In such Schedule 13G, Dimensional Fund Advisors notes that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Dimensional Funds”) and that in its role as investment advisor, Dimensional Fund Advisors may possess voting and/or investment power over shares that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds.  In such Schedule 13G, Dimensional Fund Advisors notes that all shares reported in the 13G are owned by the Dimensional Funds and that Dimensional Fund Advisors disclaims beneficial ownership of those shares.  In such Schedule 13G, Dimensional Fund Advisors lists its address as Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(1)

Based on a Schedule 13G filed with the SEC on February 16, 2017 by Contour Asset Management LLC (“CAM LLC”), Contour Asset Management LP (“CAM LP”), CAM GP LLC (“CAM GP”), DLM I LLC (“DLM”) and David L. Meyer (“Meyer” and collectively with CAM LLC, CAM LP, CAM GP and DLM, “Contour Asset Management”).  In such Schedule 13G, Contour Asset Management indicates that CAM LLC, CAM LP, CAM GP, DLM and Meyer each is the beneficial owner of 44,209,613 shares of Class A common stock, has sole voting power over 0 shares of Class A common stock, has shared voting power over 44,209,613 shares of Class A common stock, has sole dispositive power over 0 shares of Class A common stock and has shared dispositive power over 44,209,613 shares of Class A common stock.  In such Schedule 13G, Contour Asset Management indicates that it holds 19,517,100 shares of Class A common stock underlying long call options held by CAM LLC as of February 7, 2017, which amount is included in Contour Asset Management’s beneficial ownership holdings.  In such Schedule 13G, Contour Asset Management lists its address as 99 Park Avenue, Suite 1540, New York, NY 10016.

(1)

Consists of (i) 710,905 shares of Class A common stock; (ii) 750,000 shares of Class A common stock issuable upon exercise of stock options that are vested and exercisable; (iii) 250,000 shares of Class A common stock issuable upon exercise of stock options vesting within 60 days of February 28, 2016 and (iv) 404,929 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016.

(1)	Consists of (i) 127,538 shares of Class A common stock; and (ii) 15,625 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016.
(1)

Consists of (i) 65,625 shares of Class A common stock; (ii) 208,333 shares of Class A common stock issuable upon exercise of stock options that are vested and exercisable; (iii) 8,334 shares of Class A common stock issuable upon exercise of stock options vesting within 60 days of February 28, 2016 and (iv) 56,250 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016.

(1)

Consists of (i) 1,679,723 shares of Class B common stock beneficially owned by KPCB Digital Growth Fund, LLC (“KPCB DGF”); (ii) 102,287 shares of Class B common stock beneficially owned by KPCB Digital Growth Founders Fund, LLC (“KPCB DGFF”); (iii) 1,266,590 shares of Class A common stock held directly by Mr. Doerr; (iv) 7,754 shares of Class A common stock held by 2750 Sand Hill Associates II, LLC, of which Mr. Doerr serves as manager; (v) 3,590,555 shares of Class A common stock held by Clarus, LLC; (vi) 8,835 shares of Class A common stock held by Meja, LLC, of which Mr. Doerr serves as manager; (vii) 4,419 shares of Class A common stock held by Rolou, LLC, of which Mr. Doerr serves as manager; (viii) 12,464 shares of Class A common stock held by Portico Ventures LLC, of which Mr. Doerr serves as manager; (ix) 19,084 shares of Class A common stock issuable upon vesting of ZSUs held directly by Mr. Doerr within 60 days of February 28, 2016; and (x) 664,632 shares of Class B common stock held directly by Mr. Doerr.  Mr. Doerr is a member of KPCB DGF Associates, LLC (“KPCB DGF Associates”), the managing member of KPCB DGF and KPCB DGFF, and as such, may be deemed to share voting and dispositive power with respect to shares held by KPCB DGF and KPCB DGFF.  Mr. Doerr disclaims beneficial ownership of the securities held by each of 2750 Sand Hill Associates II, LLC, Clarus, LLC, Meja, LLC, Rolou, LLC and Portico Ventures LLC except to the extent of his pecuniary interest therein.

(1)	Consists of (i) 181,191 shares of Class A common stock and (ii) 19,084 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016.
(1)

Consists of (i) 1,679,723 shares of Class B common stock beneficially owned by KPCB DGF; (ii) 102,287 shares of Class B common stock beneficially owned by KPCB DGFF; (iii) 794,435 shares of Class A common stock held directly by Mr. Gordon; and (iv) 19,084 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016. Mr. Gordon is a member of KPCB DGF Associates, the managing member of KPCB DGF and KPCB DGFF, and as such, may be deemed to share voting and dispositive power with respect to shares held by KPCB DGF and KPCB DGFF.

(1)	Consists of (i) 115,668 shares of Class A common stock and (ii) 19,084 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016.
(1)	Consists of (i) 322,330 shares of Class A common stock and (ii) 19,084 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016.
(1)

Consists of (i) 246,786 shares of Class A common stock held by the D&E Living Trust, of which Mrs. Siminoff and her spouse serve as co-trustees and retain voting and dispositive power; (ii) 162,889 shares of Class A common stock held directly by Mrs. Siminoff and (iii) 19,084 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016.

(1)	Consists of 6,535 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016.
(1)	Consists of 6,535 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of February 28, 2016.
(1)

As both Mr. Doerr and Mr. Gordon may be deemed to share voting and dispositive power with respect to shares held by KPCB DGF and KPCB DGFF, the beneficial ownership of all named executive officers and directors as a group only includes the shares held by KPCB DGF and KPCB DGFF once so as to not double count.

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transactions with related persons

policy and procedures

We have adopted a written policy regarding transactions between us and our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $100,000 and such person would have a direct or indirect interest must first be presented to the Audit Committee for review, consideration, and approval. If the related party is, or is associated with, a member of the Audit Committee, the transaction must be reviewed and approved by another independent body of the Board, such as the Compensation Committee, which Committee also reviews and approves executive officer employment arrangements.

related persons transactions during the year

During 2016, we entered into the following transactions with related persons or their related entities and paid (or were paid) the following amounts:

•	we paid $100,000 to inMobi in connection with player acquisition services. KPCB, one of our stockholders that held in excess of 5% of our common stock during 2016, is a stockholder of inMobi;
•

we entered into indemnification agreements with each of Mr. Bromberg, Mr. Kim, and Mr. Griffin in the form previously approved by the Board. These indemnification agreements and our amended and restated certificate of incorporation and bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law; and

•

we entered into offer letters with each of Mr. Pincus, Mr. Gibeau, Mr. Bromberg, Mr. Kim, and Mr. Griffin.  The compensation arrangements included in those offer letters are described under the heading “Executive Compensation—Compensation Discussion and Analysis” and the heading “Executive Compensation Tables—Potential Payments upon Termination or Change in Control.”

Each of these transactions was approved in accordance with the policy and procedures described above.

rule 10b5-1 plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances. Our directors and executive officers are required to conduct all purchase or sale transactions under a Rule 10b5-1 plan except for “sell to cover” transactions (i.e., our default tax withholding method with respect to the vesting of ZSUs, pursuant to which shares are sold to cover the statutory tax withholding obligations in connection with such vesting).

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additional information

no incorporation by reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

2016 annual report

Our 2016 Annual Report has been made available to our stockholders and posted on our corporate website at http://investor.zynga.com/governance.cfm. Zynga will provide, without charge, a copy of our 2016 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) upon the written request of any stockholder of record or beneficial owner of our common stock. Requests for our 2016 Annual Report can be made by writing to:

Investor Relations Department
Zynga Inc.
699 8th Street
San Francisco, CA 94103

internet availability of annual meeting materials

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

stockholders sharing the same address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice or other proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.  If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice or other proxy materials, or if you hold shares in more than one account, and in either case you wish to receive only a single copy of the Notice or other proxy materials for your household, please contact us with your request.  Likewise, if you participate in householding and wish to receive a separate copy of the Notice or other proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies in the future, please also contact us with your request.

If you are a beneficial stockholder, and you share an address with other beneficial stockholders, your broker, bank or other institution is permitted to deliver a single copy of the proxy materials and Notice of Internet Availability of Proxy Materials to your address, unless you otherwise request separate copies.

You can contact us at:

Investor Relations Department Zynga Inc. 699 8th Street San Francisco, CA 94103	http://investor.zynga.com/contactUs.cfm?mode=ShowForm	(855) 449-9642 ext. 2

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ZYNGA INC.
Proxy for Annual Meeting of Stockholders on May 1, 2017
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints each of Frank Gibeau and Matt Bromberg, with full power of substitution and power to act alone, as proxies to vote all the shares of Class A common stock, Class B common stock and Class C common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Zynga Inc., to be held on May 1, 2017 at 11:00 a.m., Pacific Time, at its headquarters, located at 699 8th Street, San Francisco, CA 94103, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)
1.1		14475

zynga	2017 proxy statement	45

ANNUAL MEETING OF STOCKHOLDERS OF ZYNGA INC. May 1, 2017 GO GREEN e-Consent makes it easy to go paperless.  With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17382 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20930403000000000000 9 050117 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 4 AND “1 YEAR” FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To elect as directors each of the eight nominees listed in the proxy statement to serve until the next annual meeting. 2. To approve, on an advisory basis, the compensation of Zynga’s named executive officers. NOMINEES: FOR ALL NOMINEES Mark Pincus Frank Gibeau WITHHOLD AUTHORITY FOR ALL NOMINEES Dr. Regina E. Dugan William “Bing” Gordon FOR ALL EXCEPT (See instructions below) Louis J. Lavigne, Jr. Ellen F. Siminoff Carol G. Mills Janice M. Roberts INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 1 year 2 years 3 years ABSTAIN 3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of Zynga’s named executive officers. FOR AGAINST ABSTAIN 4. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Zynga for its fiscal year ending December 31, 2017. Whether or not direction is made, each of the proxies is authorized to vote in his best judgment on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. This proxy will be voted FOR the election of each of the nominees for  director  in proposal 1 unless authority is withheld, FOR proposals 2 and 4 unless otherwise indicated and for “1 Year” in proposal 3 unless otherwise indicated. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF ZYNGA INC. May 1, 2017 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone.  Have your proxy card available when you access the web page. Vote online until 11:59 PM ET on Sunday, April 30, 2017. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. Information on attending the Annual Meeting, including directions, may be found at http://investor.zynga.com/ events.cfm GO GREEN - e-Consent makes it easy to go paperless.  With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste.  Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17382 Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20930403000000000000 9 050117 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 4 AND “1 YEAR” FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1.To elect as directors each of the eight nominees listed in the proxy statement to serve until the next annual meeting. 2. To approve, on an advisory basis, the compensation of Zynga’s named executive officers. NOMINEES: FOR ALL NOMINEES Mark Pincus Frank Gibeau WITHHOLD AUTHORITY FOR ALL NOMINEES Dr. Regina E. Dugan William “Bing” Gordon FOR ALL EXCEPT (See instructions below) Louis J. Lavigne, Jr. Ellen F. Siminoff Carol G. Mills Janice M. Roberts INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 1 year 2 years 3 years ABSTAIN 3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of Zynga’s named executive officers. FOR AGAINST ABSTAIN 4. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Zynga for its fiscal year ending December 31, 2017. Whether or not direction is made, each of the proxies is authorized to vote in his best judgment on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. This proxy will be voted FOR the election of each of the nominees for director in proposal 1 unless authority is withheld, FOR proposals 2 and 4 unless otherwise indicated and for “1 Year” in proposal 3 unless otherwise indicated. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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